AGREEMENT AND PLAN OF MERGER

                                      among

                            ALPINE LACE BRANDS, INC.

                                       and


                               LAND O'LAKES, INC.


                                       and


                                    AVV INC.

                           Dated as of October 1, 1997

                                TABLE OF CONTENTS

                                                                                             Page
ARTICLE I  THE MERGER...........................................................................1
   1.01 The Merger..............................................................................2
   1.02 Surviving Corporation...................................................................2
   1.03 Effective Time of the Merger............................................................2
   1.04 Certificate of Incorporation and By-Laws of the Surviving Corporation...................2
   1.05 Board of Directors and Officers of the Surviving Corporation............................3
   1.06 Conversion of Shares....................................................................3
   1.07 Dissenters' Rights......................................................................4
   1.08 Stock Options and Warrants..............................................................4
   1.09 Payment for Shares......................................................................6
   1.10 No Further Rights or Transfers..........................................................8


ARTICLE II  COVENANTS, CONDUCT AND TRANSACTIONS PRIOR TO THE
EFFECTIVE TIME..................................................................................8
   2.01 Operation of Business of the Company Between the Date of this Agreement and the Effective Time...........................................................................8
   2.02 Stockholders' Meeting;  Proxy Material.................................................11
   2.03 No Shopping............................................................................12
   2.04 Access to Information..................................................................13
   2.05 Amendment of Company's Employee Plans..................................................13
   2.06 Stock Options and Warrants.............................................................13
   2.07 Best Efforts...........................................................................14
   2.08 Consents...............................................................................14
   2.09 Public Announcements...................................................................14
   2.10 Notification of Certain Matters........................................................14
   2.11 Certain Resignations...................................................................15
   2.12 Confidentiality Agreement..............................................................15
   2.13 Write-Off of Note Receivable...........................................................15


ARTICLE III  CONDITIONS OF MERGER..............................................................15
   3.01 Conditions to the Obligations of Buyer and Acquisition to Effect the Merger............15
   3.02 Conditions to the Obligations of the Company to Effect the Merger......................18



ARTICLE IV  CLOSING............................................................................20
   4.01 Time and Place.........................................................................20
   4.02 Deliveries at the Closing..............................................................20


ARTICLE V  TERMINATION AND ABANDONMENT.........................................................20
   5.01 Termination............................................................................20
   5.02 Procedure and Effect of Termination....................................................21


ARTICLE VI  REPRESENTATIONS AND WARRANTIES.....................................................22
   6.01 Representations and Warranties of the Company..........................................22
   6.02 Representations and Warranties of Buyer and Acquisition................................35


ARTICLE VII  OFFICERS' AND DIRECTORS' INDEMNIFICATION, DIRECTORS
AND OFFICERS LIABILITY INSURANCE, EMPLOYEE CONTRACTS...........................................37
   7.01 Indemnification........................................................................37
   7.02 Directors and Officers Liability Insurance.............................................37
   7.03 Employee Contracts.....................................................................37


ARTICLE VIII  MISCELLANEOUS PROVISIONS.........................................................38
   8.01 Termination of Obligations, Covenants and Agreements...................................38
   8.02 Amendment and Modification.............................................................38
   8.03 Waiver of Compliance; Consents.........................................................38
   8.04 Expenses;  Termination Fee.............................................................38
   8.05 Additional Agreements..................................................................40
   8.06 Notices................................................................................40
   8.07 Assignment.............................................................................41
   8.08 Interpretation.........................................................................41
   8.09 Governing Law..........................................................................42
   8.10 Counterparts...........................................................................42
   8.11 Headings...............................................................................42
   8.12 Entire Agreement.......................................................................42


Exhibit A-1 --  Opinion of local counsel to the Company
Exhibit A-2 --  Opinion of Kramer, Levin, Naftalis & Frankel, Special Counsel to
                the Company
Exhibit B   --  Non-Compete Agreement between Buyer and Carl T. Wolf
Exhibit C   --  Non-Compete Agreement between Buyer and Marion F. Wolf.
Exhibit D   --  Opinion of Thuy-Nga T. Vo, Counsel to Buyer and Acquisition
Exhibit D-2 --  Opinion of Faegre & Benson LLP, Special Counsel to Buyer and
                Acquisition

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of October 1, 1997, by and among Alpine Lace Brands, Inc., a Delaware corporation (the "Company"), Land O'Lakes, Inc., a Minnesota cooperative corporation ("Buyer"), and AVV Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Acquisition") (the Company and Acquisition being sometimes hereinafter collectively referred to as the "Constituent Corporations").

         WITNESSETH:

WHEREAS, the Boards of Directors of the Company, Acquisition and Buyer and the special committee of independent directors of the Board of Directors of the Company (the "Special Committee") deem a merger of the Company and Acquisition pursuant to the terms hereof (the "Merger") desirable and in the best interests of their respective corporations and their stockholders; the Boards of Directors of the Company, Acquisition and Buyer and the Special Committee have, by resolutions duly adopted, approved this Agreement and the Boards of Directors of the Company and Acquisition have directed that it be submitted to a vote of the stockholders of their respective Constituent Corporations in accordance with the laws of the State of Delaware; and Buyer, being the sole stockholder of Acquisition, has, by written action, duly approved this Agreement in accordance with such laws; and

WHEREAS, the Company, Acquisition and Buyer desire to effect the Merger and the other transactions contemplated hereby.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained and for the purpose of prescribing the terms and conditions of the Merger, the manner and basis of converting shares of capital stock of the Company into cash, and such other provisions as are deemed necessary or desirable, the parties agree that the Merger shall be effected on the terms and subject to the conditions set forth below and in accordance with the applicable laws of the State of Delaware.

                                    ARTICLE I

                                   THE MERGER

         1.01 The Merger. At the Effective Time, as defined in Section 1.03, and in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "Delaware Law"), Acquisition shall be merged with and into the Company, the separate corporate existence of Acquisition shall thereupon cease, and the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving

Corporation"), the name of which shall continue to be "Alpine Lace Brands, Inc."

         1.02 Surviving Corporation. At the Effective Time, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, of each of the Constituent Corporations, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to each of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the several and respective Constituent Corporations; and the title to any real estate or any interest therein vested by deed or otherwise, under the laws of Delaware or any other jurisdiction, in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and all debts, duties and liabilities of either of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, duties and liabilities had been incurred or contracted by it.

         1.03 Effective Time of the Merger. Subject to and immediately following the receipt of the vote of the stockholders of the Company approving and adopting this Agreement and the Merger and the satisfaction or waiver of all conditions to the consummation of the Merger set forth in this Agreement, the Company and Acquisition shall execute in the manner required by the Delaware Law and deliver for filing to the Secretary of State of the State of Delaware a certificate of merger with respect to the Merger as required by Delaware Law (the "Certificate of Merger"). The Merger shall become effective at the time the Certificate of Merger is accepted for filing with the Secretary of State of the State of Delaware, and the term "Effective Time" shall mean the date and time when the Merger shall become effective.

         1.04 Certificate of Incorporation and By-Laws of the Surviving Corporation. The Certificate of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until amended in accordance with the laws of the State of Delaware.

         The By-Laws of Acquisition in effect immediately prior to the Effective Time shall be deemed, by virtue of the Merger and without further action by the stockholders or directors of the Surviving Corporation or Acquisition, to be the By-Laws of the Surviving Corporation, until further amended in accordance with the laws of the State of Delaware.

         1.05 Board of Directors and Officers of the Surviving Corporation. The directors of Acquisition immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the By-Laws of the Surviving Corporation, until the expiration of the term for which such director was elected and until his or her successor is elected and has qualified or as otherwise provided in the By-Laws of the Surviving Corporation. The officers of Acquisition immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.

         1.06 Conversion of Shares . The manner and basis of converting the shares of each of the Constituent Corporations shall be as follows:

         (a) At the Effective Time, each share of common stock of the Company, par value $.01 per share (the "Company Common Stock"), which is issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock as to which dissenters' rights are exercised under Section 262 of the Delaware Law and Section 1.07 hereof and (ii) shares of Company Common Stock held of record by Buyer or Acquisition or any other direct or indirect subsidiary of Buyer or the Company immediately prior to the Effective
Time) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive (as provided in Section 1.09(a) hereof) $9.125 in cash (the "Common Stock Merger Consideration"), pro-rated for fractional shares of Company Common Stock outstanding immediately prior to the Effective Time, if any.

         (b) At the Effective Time, each share of preferred stock of the Company, par value $.01 per share (the "Company Preferred Stock"), which is issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Preferred Stock as to which dissenters' rights are exercised under Section 262 of the Delaware Law and Section 1.07 hereof and (ii) shares of Company Preferred Stock held of record by Buyer or Acquisition or any other direct or indirect subsidiary of Buyer or the Company immediately prior to the Effective Time) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive (as provided in Section 1.09(a) hereof) cash in an amount equal to the product of (x) $9.125 multiplied by (y) an amount which is equal to the quotient of (A) $50 plus all accrued dividends on one share of Company Preferred Stock that remain unpaid as of the Effective Time (which unpaid dividends shall accrue until the Effective Time at the rate of $.010274 per share per day), divided by
(B) $7.375 (the "Preferred Stock Merger Consideration"), pro-rated for fractional shares of Company Preferred Stock outstanding immediately prior to the Effective Time, if any.

         (c) At the Effective Time, each share of common stock of Acquisition, par value $1.00 per share (the "Acquisition Common Stock"), which is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for 6,000 shares of common stock of the Surviving Corporation, which shall constitute the only issued and outstanding shares of capital stock of the Surviving Corporation immediately after the Effective Time.

         (d) At the Effective Time, each share of Company Common Stock and Company Preferred Stock (the Company Common Stock and Company Preferred Stock being herein sometimes referred to collectively as the "Company Stock") held of record by Buyer or Acquisition or any other direct or indirect subsidiary of Buyer or the Company immediately prior to the Effective Time and each share of Company Stock held in the treasury of the Company immediately prior to the Effective Time shall be canceled and cease to exist at and after the Effective Time, and no payment shall be made with respect thereto.

         1.07 Dissenters' Rights. Notwithstanding any provision of this Agreement to the contrary, any shares of Company Stock outstanding immediately prior to the Effective Time held by a holder who has demanded and perfected the right, if any, for appraisal of those shares in accordance with the provisions of Section 262 of the Delaware Law and as of the Effective Time has not withdrawn or lost such right to such appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive a cash payment pursuant to
Section 1.06, but the holder shall only be entitled to such rights as are granted by the Delaware Law. If a holder of shares of Company Stock who demands appraisal of those shares under the Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, those shares shall be converted into and represent only the right to receive the Common Stock Merger Consideration or the Preferred Stock Merger Consideration, as the case may be, as provided in Section 1.06, without interest, upon compliance with the provisions, and subject to the limitations, of Section 1.09 hereof. The Company shall give Buyer (a) prompt notice of any written demands for appraisal of any shares of Company Stock, attempted withdrawals of such demands, and any other instruments served pursuant to the Delaware Law and received by the Company relating to stockholders' rights of appraisal, and (b) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware Law. The Company shall not, except with the prior written consent of Buyer, voluntarily make any payment with respect to any demands for appraisal of Company Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

         1.08 Stock Options and Warrants. At or immediately prior to the Effective Time, each holder of a then outstanding option (an "Option") or warrant (a "Warrant") to purchase shares of Company Common Stock heretofore granted under any employee stock option or compensation plan, warrant agreement or other arrangement with the Company shall be entitled (whether or not such Option or Warrant is then exercisable) upon execution of a cancellation agreement with the Company to receive in cancellation of such Option or Warrant a cash payment from the Company in an amount equal to the amount, if any, by which the Common Stock Merger Consideration exceeds the per share exercise price of such Option or Warrant, multiplied by the number of shares of Company Common Stock then subject to such Option or Warrant (the "Purchase Right Settlement Amount") but subject to all required tax withholdings by the Company. Each Option or Warrant that is subject to a cancellation agreement shall be canceled upon payment of the Purchase Right Settlement Amount for such Option or Warrant.

         1.09 Payment for Shares.

         (a) At or before the Effective Time, Buyer or Acquisition shall deposit in immediately available funds with Norwest Bank Minnesota, N.A., or any other disbursing agent selected by Buyer that is organized under the laws of the United States or any state of the United States with capital, surplus and undivided profits of at least $500,000,000 (the "Disbursing Agent"), an amount equal to the sum (rounded up or down to the nearest whole $.01, with $.005 rounded up to the nearest whole $.01) of (A) the product of (i) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares then held of record by Buyer or Acquisition or any other direct or indirect subsidiary of Buyer or the Company), pro-rated for fractional shares, times (ii) the Common Stock Merger Consideration and (B) the product of (i) the number of shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares then held of record by Buyer or Acquisition or any other direct or indirect subsidiary of Buyer or the Company), pro-rated for fractional shares, times (ii) the Preferred Stock Merger Consideration (such sum being hereinafter referred to as the "Fund"). Out of the Fund, the Disbursing Agent shall, pursuant to irrevocable instructions from the holders of Company Stock, make the payments referred to in Sections 1.06 (a) and (b) hereof, subject to the requirements of paragraph (b) of this Section 1.09. At the request of the Surviving Corporation, in its sole discretion at any time, but without any obligation to make any such request, the Disbursing Agent also may make payments, in discharge of any obligations of the Surviving Corporation pursuant to Section 262 of the Delaware Law, to holders of Company Stock who have exercised dissenters' rights pursuant to Section 262 of the Delaware Law and have not subsequently withdrawn or lost such rights as long as the payment from the Fund with respect to any Dissenting Share does not exceed the Common Stock Merger Consideration or the Preferred Stock Merger Consideration, as the case may be. The Disbursing Agent may invest portions of the Fund as Buyer or the Surviving Corporation directs, provided that all such investments shall be held as cash or in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital, surplus and undivided profits exceeding $500,000,000 (collectively, "Permitted Investments"), or in money market funds which are invested solely in Permitted Investments. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation, and shall be remitted from time to time by the Disbursing Agent upon the request of Buyer or the Surviving Corporation. Any amount remaining in the Fund after nine months after the Effective Time may be refunded to the Surviving Corporation at its option; provided, however, that the Surviving Corporation shall be liable for any cash payments required to be made thereafter pursuant to Sections 1.06(a) and 106(b) hereof and Section 262 of the Delaware Law.

         (b) As soon as practicable after the Effective Time, the Disbursing Agent shall mail to each holder of record (other than Buyer or Acquisition or any direct or indirect subsidiary of Buyer or the Company) of a certificate or certificates (a "Certificate" or "Certificates") which immediately prior to the Effective Time represented issued and outstanding shares of Company Stock (other than those holders who have exercised dissenters' rights pursuant to Section 262 of the Delaware Law and have not subsequently withdrawn or lost such rights), a form letter of transmittal (the "Letter of Transmittal") for return to the Disbursing Agent, and instructions for use in effecting the surrender of Certificates and to receive cash for each of such holder's shares of Company Stock pursuant to Sections 1.06(a) and 1.06(b) hereof. The Letter of Transmittal shall specify that delivery shall be effected, and risk of loss shall pass, only upon proper delivery of such Certificate or Certificates to the Disbursing Agent. The Disbursing Agent, as soon as practicable following receipt of any such Certificate or Certificates together with the Letter of Transmittal, duly executed, and any other items specified by the Letter of Transmittal, shall pay, by check or draft, to the persons entitled thereto, the sum (rounded up or down to the nearest whole $.01, with $.005 rounded up to the nearest whole $.01) of the amounts determined by (A) multiplying (i) the number of shares of Company Common Stock represented by the Certificate or Certificates so surrendered (pro-rated for fractional shares) by (ii) the Common Stock Merger Consideration and (B) multiplying (i) the number of shares of Company Preferred Stock represented by the Certificate or Certificates so surrendered (pro-rated for fractional shares) by (ii) the Preferred Stock Merger Consideration. All of the foregoing payments shall be subject to any required withholding of taxes by the Surviving Corporation. No interest will be paid or accrued on the cash payable upon the surrender of the Certificate or Certificates. If payment is to be made to a person other than the person in whose name the Certificates surrendered are registered, it shall be a condition of payment that the Certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting the payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificates surrendered or establish to the satisfaction of the Surviving Corporation that the tax has been paid or is not applicable.

         (c) In the event any such Certificate or Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate or Certificates to have been lost, stolen or destroyed, the amount to which such person would have been entitled under
Section 1.09(b) hereof but for failure to deliver such Certificate or Certificates to the Disbursing Agent shall nevertheless be paid to such person, provided that the Surviving Corporation may, in its sole discretion and as a condition precedent to such payment, require such person to give the Surviving Corporation a written indemnity agreement in form and substance reasonably satisfactory to the Surviving Corporation and, if reasonably deemed advisable by the Surviving Corporation, a bond in such sum as the Surviving Corporation may direct as indemnity against any claim that may be had against Buyer or the Surviving

Corporation with respect to the Certificate or Certificates alleged to have been lost, stolen or destroyed.

         1.10 No Further Rights or Transfers. At and after the Effective Time, all shares of Company Stock issued and outstanding immediately prior to the Effective Time (including without limitation fractional shares) shall be canceled and cease to exist, and each holder of a Certificate or Certificates that represented shares of Company Stock issued and outstanding immediately prior to the Effective Time shall cease to have any rights as a stockholder of the Company with respect to the shares of Company Stock represented by such Certificate or Certificates, except for the right to surrender such holder's Certificate or Certificates in exchange for the payment provided pursuant to Sections 1.06(a) and 1.06(b) hereof or to perfect such holder's right to receive payment for such holder's shares pursuant to Section 262 of the Delaware Law and
Section 1.07 hereof if such holder has validly exercised and not withdrawn or lost such holder's right to receive payment for such holder's shares pursuant to
Section 262 of the Delaware Law, and no transfer of shares of Company Stock issued and outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

                                   ARTICLE II

                    COVENANTS, CONDUCT AND TRANSACTIONS PRIOR
                              TO THE EFFECTIVE TIME

         2.01 Operation of Business of the Company Between the Date of this Agreement and the Effective Time. From the date of this Agreement through the Effective Time:

         (a) The Company will use its best efforts to preserve intact in all material respects its business organization and that of its subsidiaries, keep available to itself and to the Surviving Corporation the services of the present officers and key employees of the Company and its subsidiaries set forth in
Section 2.01(a) of the Disclosure Schedule of the Company dated the date hereof (the "Disclosure Schedule"), a copy of which has been delivered to Buyer and Acquisition, and preserve for itself and for the Surviving Corporation the present relationships of the Company and its subsidiaries with entities and persons having significant business dealings with the Company or its subsidiaries.

         (b) The Company shall, and shall cause its subsidiaries to, except as otherwise consented to in writing by Buyer, conduct its business and operations in the ordinary course of business.

         (c) Except as required in connection with the Merger or as otherwise consented to in writing by Buyer, the Company shall not (i) amend its Certificate of Incorporation or By-Laws, (ii) increase or decrease the number of authorized shares of its capital stock, as set forth in Section 6.01(b) hereof,
(iii) split, combine or reclassify any shares of its capital stock or make any other changes in its equity capital structure (other than the issuance of shares of Company Common Stock upon exercise of Options or Warrants heretofore granted by the Company in accordance with their terms or the conversion of outstanding Company Preferred Stock in accordance with the terms thereof), (iv) purchase, redeem or cancel for value, directly or indirectly, any shares of its capital stock or any Options, Warrants or other rights to purchase any such capital stock or any capital stock of its subsidiaries or any securities convertible into or exchangeable for any such capital stock, except as contemplated by
Section 1.08 hereof, or (v) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property in respect of shares of its capital stock, except that it may declare, set aside and pay in the ordinary course of business a regular quarterly cash dividend on Company Preferred Stock in an amount of $.9375 per share of Company Preferred Stock payable on December 15, 1997 if the Effective Time does not occur prior to December 15, 1997.

         (d) The Company shall not and shall not permit its subsidiaries to, except as otherwise consented to in writing by Buyer, (i) issue, grant, sell or pledge, or agree or propose to issue, grant, sell or pledge, any shares of capital stock of the Company or its subsidiaries (other than the issuance of shares of Company Common Stock upon exercise of Options or Warrants heretofore granted by the Company in accordance with their terms or the conversion of outstanding Company Preferred Stock in accordance with the terms thereof) or any options, rights or warrants to purchase any such capital stock or any securities convertible into or exchangeable for such capital stock, or any stock appreciation rights, performance shares or other phantom stock based upon the value of any such capital stock or designate any class or series of shares of Company Preferred Stock, (ii) purchase, lease or otherwise acquire (including without limitation acquisitions by merger, consolidation or stock or asset purchase) any assets or properties, other than those that do not individually exceed $2,000, provided that the aggregate amount of such purchases, leases and other acquisitions does not exceed $25,000, and other than inventory (including supplies) acquired in the ordinary course of business, (iii) sell, lease, encumber, mortgage or otherwise dispose of any material assets or properties, except that the Company and its subsidiaries may sell, lease, encumber, mortgage or otherwise dispose of assets or properties in the ordinary course of business that are not material to the Company and its subsidiaries, taken as a whole, and except for the continuing security interest of the lender under the Company's existing revolving line of credit agreement, (iv) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing license, contract or other document or agreement, other than in the ordinary course of business and in a manner that does not have a material adverse effect on the business, operations, results of operations, properties, assets, prospects or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), (v) incur any indebtedness for money borrowed other than indebtedness of the Company to its wholly-owned subsidiaries or of a wholly-owned subsidiary to the Company or its other wholly-owned subsidiary and other than indebtedness incurred in the ordinary course of business for working capital purposes (including, without limitation, as permitted indebtedness, borrowings in the ordinary course of business for working capital purposes under the Company's existing revolving line of credit) that, except as disclosed in Section 2.01(d) of the Disclosure Schedule, is prepayable at any time without penalty or premium or incur any purchase money indebtedness for fixed assets or enter into any capitalized lease, (vi) incur any other liability or obligation (except of the Company to its wholly-owned subsidiaries or of a wholly-owned subsidiary to the Company or its other wholly-owned subsidiary), other than in the ordinary course of business, or assume, guarantee, endorse (other than endorsements of checks in the ordinary course of business) or otherwise as an accommodation become responsible for the obligations of any other individual or entity (except of the Company with respect to obligations of its wholly-owned subsidiaries or of a wholly-owned subsidiary with respect to obligations of the Company or its other wholly-owned subsidiary), (vii) except as otherwise required by this Agreement, enter into any new employee benefit plan, program or arrangement, or any new employment, severance or consulting agreement, amend any existing employee benefit plan, program or arrangement, or any existing employment, severance or consulting agreement, or, except as disclosed in Section 2.01(d) of the Disclosure Schedule, grant any increases in compensation or benefits, (viii) adopt any collective bargaining agreement, (ix) enter into any other transaction, other than in the ordinary course of business and consistent with past practices, (x) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability, (xi) change any accounting principles used by it, unless required by generally accepted accounting principles, (xii) settle any litigation or proceedings other than those arising in the ordinary course of business, the settlement of which would not have a Material Adverse Effect or
(xiii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

         2.02 Stockholders' Meeting; Proxy Material.

         (a) The Company shall cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable after the execution of this Agreement for the purpose of voting on the adoption of this Agreement. The Board of Directors of the Company shall recommend approval and adoption of this Agreement by the Company's stockholders. The Company shall use its best efforts consistent with applicable legal requirements to solicit proxies in connection with a meeting of stockholders called pursuant to this Section 2.02(a) and shall solicit such proxies in favor of such approval and adoption and take all other action necessary to attempt to secure the stockholder approval required to effect the Merger under applicable law. Simultaneously with the execution of this Agreement, each of Carl T. Wolf and Marion F. Wolf have entered into a Voting Agreement dated the date hereof with Buyer, pursuant to which they have granted to Ronald O. Ostby and Thomas A. Verdoorn, with full power of substitution, an irrevocable proxy (collectively the "Irrevocable Proxies") to vote all shares of Company Common Stock held of record by such stockholder (or over which such stockholder has voting power, by contract or otherwise) to approve and adopt this Agreement and the Merger.

         (b) The Company will prepare, and file with the Securities and Exchange Commission (the "SEC"), a proxy statement, together with a form of proxy, with respect to the stockholders meeting described in Section 2.02(a) (such proxy statement, together with any amendments thereof or supplements thereto, being herein called the "Proxy Statement"). The Company (i) will use its best efforts to have the Proxy Statement cleared by the SEC as soon as reasonably practicable, if such clearance is required, (ii) will as soon as reasonably practicable thereafter mail the Proxy Statement to stockholders of the Company and (iii) will otherwise comply in all material respects with all applicable legal requirements in respect of such meeting. The Company shall notify Buyer promptly of the receipt of any comments from the SEC or its staff and any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Buyer with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. Prior to filing the Proxy Statement with the SEC, the Company shall provide reasonable opportunity for Buyer to review and comment upon the contents of the Proxy Statement and shall not include therein any information to which counsel to Buyer shall reasonably object (unless counsel to the Company shall reasonably determine that such information should be included consistent with applicable legal principles) or omit therefrom any information which counsel to Buyer shall reasonably request. If at any time prior to the meeting of the stockholders of the Company contemplated by this Section 2.02, any event relating to the Company or any of its subsidiaries, officers or directors is discovered by the Company which should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly so inform Buyer. The Proxy Statement shall contain the recommendation of the Board of Directors of the Company and the

Special Committee in favor of the Merger and that the stockholders vote for and adopt the Merger and this Agreement.

         2.03 No Shopping.

         (a) From the date hereof until the termination of this Agreement, the Company will not, and will not permit any officer, director, employee, investment banker or other agent or any subsidiary of the Company to, directly or indirectly (i) take any action to seek, initiate or solicit any offer from any person, entity or group to acquire any shares of capital stock of the Company or its subsidiaries, to merge or consolidate with the Company or its subsidiaries, or to otherwise acquire any significant portion of the assets of the Company and its subsidiaries, taken as a whole, except for acquisitions solely of inventory in the ordinary course of business (a "Third Party
Acquisition Offer"), or (ii) except to the extent otherwise required by their fiduciary obligations under applicable law, based upon the advice of outside counsel to the Company, engage in negotiations or discussions concerning a Third Party Acquisition Offer or the business or assets of the Company or its subsidiaries with, or disclose financial information relating to the Company or its subsidiaries, or any confidential or proprietary trade or business information relating to the business of the Company or its subsidiaries to, or afford access to the properties, books or records of the Company or its subsidiaries to, any third party that may be considering a Third Party Acquisition Offer; provided, however, that if the officers or directors of the Company shall be required by their fiduciary obligations under applicable law, based upon the advice of outside counsel to the Company, to enter into any such negotiations or discussions, disclose any such information or afford any such access to any third party, the Company may do so only if (A) the Board of Directors of the Company is advised by one or more of its financial advisors that the third party has the financial resources to consummate a Superior Acquisition, as defined in paragraph (c) below, and the Board of Directors of the Company determines that the third party is likely to submit a bona fide
Third Party Acquisition Offer to consummate a Superior Acquisition; (B) the Company has provided Buyer, as soon as reasonably practicable and in any event prior to such discussions, negotiations, disclosure or access, notice of the Company's intent to enter into such discussions or negotiations, to supply information and/or to provide access, the identity of such third party and, as soon as reasonably practicable after such terms are known by the Company, the terms of the Third Party Acquisition Offer; and (C) such third party has signed and delivered to the Company a confidentiality agreement substantially in the form of the Confidentiality Agreement referred to in Section 2.12. The Company will immediately cease or cause to be terminated any existing activities, discussions or negotiations with any parties conducted with respect to any of the foregoing.

         (b) The Company will orally notify Buyer immediately, followed by prompt written notice, of the receipt and the terms of any Third Party Acquisition Offer from any person, entity or group (other than from Buyer or Acquisition), or of any request for information or access, with respect to any Third Party Acquisition Offer, or any indication from any person, entity or group that it or another person, entity or group is considering making a Third Party Acquisition Offer or such a request, which notice shall include the identity of the third party.

         (c) For purposes of this Agreement, a "Superior Acquisition" is a transaction pursuant to which a tender offer is made to acquire all of the outstanding Company Stock, or a merger, consolidation or a sale of substantially all of the assets of the Company (to be followed by a complete liquidation of the Company) occurs, pursuant to which the per share tender offer price or the per share merger or consolidation price or the per share price that would be received by the stockholders in the liquidation (i) for the Company Common Stock is higher than the Common Stock Merger Consideration and (ii) for the Company Preferred Stock is higher than the Preferred Stock Merger Consideration.

         2.04 Access to Information. The Company will give Buyer and Acquisition, and their respective counsel, financial advisors, auditors and other authorized representatives, full access to the offices (including a work area for the use of Buyer, Acquisition and their authorized representatives), properties, employees, books and records of the Company and its subsidiaries at all reasonable times upon reasonable notice, and will instruct the employees, counsel, financial advisors and auditors of the Company and its subsidiaries to cooperate in all reasonable respects with Buyer, Acquisition and each such representative in its investigation of the business of the Company and its subsidiaries, provided that no investigation pursuant to this Section 2.04 shall affect any representation or warranty given by the Company to Buyer and Acquisition hereunder. The Company will confer from time to time with Buyer at Buyer's request to discuss the status of the operations of the Company and its subsidiaries.

         2.05 Amendment of Company's Employee Plans. The Company will, effective at or immediately prior to the Effective Time, cause any Employee Plans (as hereinafter defined) which it may have to be amended, to the extent, if any, reasonably requested by Buyer, for the purpose of permitting the Employee Plans to continue to operate in conformity with the Employee Retirement Income Security Act of 1974, as amended, and the regulations adopted pursuant thereto ("ERISA"), and the Internal Revenue Code of 1986 and the rules and regulations adopted pursuant thereto (the "Code"), subsequent to the Merger.

         2.06 Stock Options and Warrants. At or immediately prior to the Effective Time, the Company shall use its best efforts to cause each then outstanding Option and Warrant (whether or not such Option or Warrant is then exercisable) to be canceled in respect of a cash payment by the Company equal to the Purchase Price Settlement Amount for such Option or Warrant, subject to all applicable tax withholding. The Company shall, prior to the Effective Time, take such action as may be necessary to effect the foregoing and shall comply with all requirements regarding income tax withholding in connection with the foregoing.

         2.07 Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts consistent with applicable legal requirements to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary or proper and advisable under applicable laws and regulations to ensure that the conditions set forth in
Article III hereof are satisfied and to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other transactions contemplated by this Agreement.

         2.08 Consents. Buyer and the Company each shall use their respective best efforts to obtain all material consents of third parties and governmental authorities, and to make all governmental filings, necessary for the consummation of the transactions contemplated by this Agreement. Buyer and the Company each shall as soon as practicable file a Pre-Merger Notification and Report Form under the Hart Scott Rodino Antitrusts Improvements Act (the "HSR Act") with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use their respective best efforts to respond as promptly as reasonably practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

         2.09  Public  Announcements.  Except as  hereinafter  provided  in this
Section 2.09, Buyer and the Company will consult with each other before issuing any press release or otherwise making any public statements prior to the Effective Time with respect to the Merger or the other transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to receiving the consent of the other party, which consent will not be unreasonably withheld or delayed. Nothing stated herein shall prohibit any party from making a press release or other statement required by law or by obligations pursuant to any listing agreement with any automated interdealer quotation system if the party making the disclosure has first consulted with the other parties hereto, and nothing stated herein shall prohibit Buyer, after or concurrently with the first public disclosure by the parties regarding this Agreement, from mailing information to its members regarding the Merger or the other transactions contemplated hereby after prior consultation with the Company.

         2.10 Notification of Certain Matters. The Company will give prompt notice, as soon as reasonably practicable, to Buyer and Acquisition of the occurrence or non-occurrence of any event (i) which has had or is reasonably likely to have a Material Adverse Effect, (ii) which has caused any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect or (iii) which has caused any failure of the Company to comply in all material respects with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied under this Agreement; provided, however, that the delivery of any notice pursuant to this Section 2.10 will not limit or otherwise affect the remedies available under this Agreement to Buyer or limit the rights of the Company under this Agreement.

         2.11 Certain Resignations. The Company will use all reasonable efforts to assist Buyer in procuring the resignation, effective as of the Effective Time, of all of the members of the Boards of Directors of the Company and the Company's subsidiaries and of all officers of the Company and the Company's subsidiaries as such officers; provided, however, that those persons resigning as officers of the Company and the Company's subsidiaries shall continue as employees thereof until such employment is terminated.

         2.12 Confidentiality Agreement. The Confidentiality Agreement between the Company and Buyer dated April 17, 1997, shall remain in full force and effect until the Effective Time. Until the Effective Time, the Company and Buyer agree to comply with the terms of such Confidentiality Agreement.

         2.13 Write-Off of Note Receivable. Prior to the Effective Time, the Company will write-off in its entirety on the books and the most recent balance sheet of the Company the principal amount of, and any accrued interest on, the promissory note of Mountain Farms, Inc. to the Company in the principal amount of $1,675,948.

                                   ARTICLE III

                              CONDITIONS OF MERGER

         3.01 Conditions to the Obligations of Buyer and Acquisition to Effect the Merger. The obligations of Buyer and Acquisition to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any one or more of which (except for the condition set forth in Section 3.01(b)) may be waived by Buyer and Acquisition:

         (a) Accuracy of Representations and Warranties; Compliance with Covenants. The representations and warranties of the Company contained in
Section 6.01 of this Agreement shall be true and correct in all material respects (i) as of the date of this Agreement, and (ii) immediately prior to the Effective Time with the same effect as if such representations and warranties had been made immediately prior to the Effective Time, except to the extent that any and all inaccuracies in any representations and warranties, other than those in the first sentence of Section 6.01(a) and those in Section 6.01(b) and
Section 6.01(c), that were true and correct on the date of this Agreement but were inaccurate immediately prior to the Effective Time have not had, and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (provided that, for purposes of this clause (ii), any representation or warranty in Section 6.01 that is qualified by Material Adverse Effect language shall be read solely for purposes of this Section 3.01(a)(ii) as if such language (other than the last sentence of Section 6.01(c)) were not present) or impair the consummation of the transactions contemplated hereby. The Company shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by it at or prior to the Effective Time. Buyer and Acquisition shall have received a certificate signed on behalf of the Company by an appropriate executive officer of the Company to the effects set forth in this paragraph (a).

         (b) Stockholder Approval of Agreement and Merger. This Agreement and the Merger shall have been approved and adopted at the meeting of the stockholders of the Company referred to in Section 2.02 hereof by the vote required by the Delaware Law and the Company's Certificate of Incorporation and By-Laws.

         (c) Other Corporate Action. All other corporate action on the part of the Company necessary to authorize the execution, delivery and consummation of this Agreement or any agreement or instrument contemplated hereby to which the Company is or is to be a party or the transactions contemplated hereby or thereby shall have been duly and validly taken.

         (d) Absence of Litigation, Injunctions. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree
(except those in which Buyer or Acquisition is a plaintiff directly or derivatively) which, in the reasonable judgment of Buyer would, if issued, be reasonably likely to restrain or prohibit the consummation of the transactions contemplated hereby or require rescission of this Agreement or such transactions or result in material damages to Buyer, Acquisition or the Surviving Corporation if the transactions contemplated hereby are consummated, and there shall not be in effect any injunction, writ, preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions contemplated hereby not be consummated as so provided or any statute, rule or regulation enacted or promulgated that makes consummation of the transactions contemplated hereby illegal.

         (e) Absence of Material Adverse Effect. There shall not have been, since December 31, 1996 (i) any damage, destruction or loss, whether covered by insurance or not, that has had, or is reasonably likely to have, a Material Adverse Effect; (ii) any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree
(except those in which Buyer or Acquisition is a plaintiff directly or derivatively) which, in the reasonable judgment of Buyer, would be reasonably likely, if issued, to have a Material Adverse Effect; or (iii) any other event or condition (financial or otherwise) of any character or any operations or results of operations that has had, or is reasonably likely to have, a Material Adverse Effect.

         (f) Opinion. Buyer and Acquisition shall have received from local counsel to the Company (which counsel shall be satisfactory to Buyer), and Kramer, Levin, Naftalis & Frankel, special counsel to the Company, their opinion letters, dated the date of the Effective Time, containing the opinions in substantially the forms of Exhibit A-1 and A-2 hereto, respectively.

         (g) Consents. The Company, Buyer and Acquisition shall have received all federal, state, local and foreign governmental consents, if any, and all material consents of any private persons, necessary to execute and deliver this Agreement, to consummate the transactions contemplated herein and to conduct the business of the Company after the Effective Time in essentially the same manner as it was conducted prior to the Effective Time, and all waiting periods specified by law shall have expired or terminated. Without limiting the generality of the foregoing, all filings required prior to the Merger under the HSR Act shall have been made and all applicable waiting periods under the HSR Act shall have expired or been terminated.

         (h)  Dissenting  Shares

 . The holders of not more than 5% of the issued and outstanding Company Stock (which percentage shall be calculated by determining (i) the sum of the number of Dissenting Shares constituting Company Common Stock and the number of shares of Company Common Stock into which the Dissenting Shares constituting Company Preferred Stock are convertible immediately prior to the Effective Time as a percentage of (ii) the sum of the number of issued and outstanding shares of Company Common Stock and the number of shares of Company Common Stock into which the issued and outstanding Company Preferred Stock is convertible immediately prior to the Effective Time) shall have taken such action prior to or at the time of the stockholders' vote as is necessary as of that time to entitle them to the statutory dissenters' rights referred to in Section 1.07 hereof.

         (i) Cancellation of Options and Warrants

 . Except for Options and Warrants, entitling the holders thereof to purchase, in the aggregate, up to a maximum of 10,000 shares of Company Common Stock, the Company shall have obtained the written cancellation of all Options and Warrants from the holders thereof and shall have paid the Purchase Right Settlement Amount for each such Option and Warrant entitled to such payment as provided in
Section 1.08 of this Agreement.

         (j) Title Insurance. The Company shall have provided to Buyer and Acquisition standard owner's policies of title insurance in amounts reasonably acceptable to

Buyer and Acquisition covering each parcel of real property owned by the Company or its subsidiaries. Such policies or the latest endorsements thereof shall show, as of a date no more than five days prior to the Closing (as hereinafter defined), that the Company or one of its subsidiaries has title in fee simple to all such real property, shall delete all standard exceptions and shall not show any material inaccuracy in any representation made with respect to such real property in Section 6.01(h) hereof.

         (k) Non-Compete Agreements. Buyer and Carl T. Wolf shall have entered into a non-compete agreement substantially in the form of Exhibit B hereto, and Buyer and Marion F. Wolf shall have entered into a non-compete agreement substantially in the form of Exhibit C hereto.

         (l) Cancellation of Subsidiary Option and Put Right. The Company shall have obtained the termination, effective as of the Effective Time, of the Stock Option Agreement, Put Option Agreement and Shareholders Agreement, each dated as of January 1, 1995 (as amended to the date hereof, collectively referred to as the "Meyers Agreements"), between MCT Dairies, Inc. and Kenneth E. Meyers (and, in the case of certain of the Meyers Agreements, the Company) in exchange for a cash payment to Kenneth E. Meyers in an amount not to exceed the amount calculated pursuant to the formula set forth in Section 3 of the Put Option Agreement, assuming that all shares subject to the Stock Option Agreement had been purchased, less an amount equal to the purchase price per share under the Stock Option Agreement multiplied by such number of shares.

         (m) Employment Agreements. The Company and each of Messrs. Dominick Gonella, Arthur Karmel, George S. Wenger, David Horowitz, Michael Kelly and Marysusan Fitzsimmons shall have entered into an agreement, in form satisfactory to Buyer and effective as of the Effective Time, acknowledging the Company's right to terminate such employee without cause during the first six months after the Effective Time. MCT Dairies, Inc. and Kenneth E. Meyers shall have entered into an agreement, in form reasonably satisfactory to Buyer and effective as of the Effective Time, terminating the existing employment agreement between MCT Dairies, Inc. and Mr. Meyers.

         3.02 Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any one or more of which (except for the condition set forth in Section 3.02(b)) may be waived by the Company:

         (a) Accuracy of Representations and Warranties, Compliance with Covenants. The representations and warranties of Buyer and Acquisition contained in Section 6.02 of this Agreement shall be true and correct in all material respects immediately prior to the Effective

Time with the same effect as if such representations and warranties had been made immediately prior to the Effective Time; Buyer and Acquisition each shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by them at or prior to the Effective Time; and the Company shall have received a certificate signed on behalf of Buyer by an appropriate executive officer of Buyer to the effects set forth in this paragraph (a).

         (b) Stockholder Approval of Agreement and Merger. This Agreement and the Merger shall have been adopted at the meeting of the stockholders of the Company referred to in Section 2.02 hereof by the vote required by the Delaware Law and the Company's Certificate of Incorporation and By-Laws.

         (c) Corporate Action. All corporate action on the part of Buyer and Acquisition necessary to authorize the execution, delivery and consummation of this Agreement or any agreement or instrument contemplated hereby to which Buyer or Acquisition is or is to be a party or the transactions contemplated hereby or thereby shall have been duly and validly taken.

         (d) Absence of Litigation, Injunction. There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree (except those in which the Company is a plaintiff directly or derivatively) which, in the reasonable judgment of the Company, would, if issued, be reasonably likely to restrain or prohibit the consummation of the transactions contemplated hereby or require rescission of this Agreement or such transactions or result in material damages to the Company, and there shall not be in effect any injunction, writ, preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions contemplated hereby not be consummated as so provided or any statute, rule or regulation enacted or promulgated that makes consummation of the transactions contemplated hereby illegal.

         (e) Opinion. The Company shall have received from Thuy-Nga T. Vo, counsel to Buyer and Acquisition, and Faegre & Benson LLP, special counsel to Buyer and Acquisition, their opinion letters, dated the date of the Effective Time, containing the opinions in substantially the forms of Exhibit D-1 and D-2 hereto, respectively.

         (f) HSR Act. All filings required prior to the Merger under the HSR Act shall have been made and all applicable waiting periods under the HSR Act shall have expired or been terminated.

                                   ARTICLE IV

                                     CLOSING

         4.01 Time and Place. Subject to the provisions of Articles III and V hereof, the closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Faegre & Benson LLP on the same business day as, and promptly following, the meeting of stockholders referred to in Section
2.02 hereof or at such other place or at such other time as Buyer and the Company may mutually agree upon for the Closing to take place.

         4.02 Deliveries at the Closing. Subject to the provisions of Articles III and V hereof, at the Closing:

         (a) There shall be delivered to Buyer, Acquisition and the Company the opinions, certificates, and other documents and instruments the delivery of which is contemplated under Article III hereof;

         (b) Acquisition and the Company shall cause the Certificate of Merger to be filed as provided in Section 1.03 hereof and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective; and

         (c) Subject to the rights of the Surviving Corporation to receive a refund of amounts remaining in the Fund nine months after the Effective Time under Section 1.09 hereof, Buyer or Acquisition shall irrevocably deposit with the Disbursing Agent the amount designated as the Fund in Section 1.09 hereof.

                                    ARTICLE V

                           TERMINATION AND ABANDONMENT

         5.01 Termination. This Agreement may be terminated and the Merger and the other transactions contemplated herein may be abandoned at any time prior to the Effective Time whether before or after approval of the Merger by the stockholders of the Company and Acquisition:

         (a) by mutual written consent of Buyer, Acquisition and the Company;

         (b) by Buyer, Acquisition or the Company, if the Merger shall not have been consummated on or before March 1, 1998, which date may be extended by mutual agreement of Buyer, Acquisition and the Company, unless such failure of consummation shall be due to failure by the party seeking to terminate this Agreement to comply in all material respects with the terms, covenants and agreements contained in this Agreement;

         (c) by Buyer or Acquisition,  if (i) any of the conditions set forth in
Section 3.01 hereof shall become impossible to fulfill other than for reasons totally within the control of Buyer or Acquisition, and shall not have been waived pursuant to Section 8.03 hereof, or (ii) the stockholders of the Company shall fail to approve and adopt this Agreement and the Merger by the vote required by the Delaware Law and the Company's Certificate of Incorporation and ByLaws at the first meeting of stockholders called for that purpose or any adjournment thereof;

         (d) by the Company, if any of the conditions set forth in Section 3.02 hereof shall become impossible to fulfill other than for reasons totally within the control of the Company, and shall not have been waived pursuant to Section
8.03 hereof;

         (e) by the Company, if the Company receives a bona fide Third Party Acquisition Offer which constitutes a Superior Acquisition and which Third Party Acquisition Offer the Board of Directors of the Company or the Special Committee accepts, approves or recommends; or

         (f) by Buyer or Acquisition, if the Board of Directors of the Company fails to call or hold a special meeting of stockholders or to conduct the vote to approve and adopt this Agreement and the Merger at the special meeting or any adjournment thereof or if the Board of Directors of the Company or the Special Committee fails to recommend the Merger to the Company's stockholders, withdraws or qualifies such recommendation or its approval of this Agreement or the Merger once given or takes any position or action that is inconsistent with such recommendation or accepts, recommends or approves a Third Party Acquisition Offer, whether or not as a result of the Board's or the Special Committee's exercise of its fiduciary duties.

         5.02 Procedure and Effect of Termination. In the event of termination and abandonment of the Merger by one or more of the Company, Buyer or Acquisition pursuant to Section 5.01 hereof, written notice thereof shall forthwith be given to the other parties hereto and this Agreement shall terminate and the Merger shall be abandoned without further action by any of the parties hereto. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement except as stated in Section 8.04 hereof or except with respect to a material breach by a party to this Agreement of any representation, warranty or covenant contained in this Agreement.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         6.01  Representations  and  Warranties  of  the  Company.  The  Company
warrants  and  represents  to  Buyer  and  Acquisition,   and  their  respective
successors and assigns, as follows:

         (a) Corporate Organization and Qualification. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased, or the nature of its activities, makes such qualification necessary, except such jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The Company has delivered to Buyer and Acquisition a certified copy of its Certificate of Incorporation and its By-Laws and copies of all similar organizational documents and By-Laws of its subsidiaries. Each such copy is complete and correct.

         (b) Capitalization. The authorized capital stock of the Company at the date hereof consists of 10,000,000 shares of Company Common Stock and 1,000,000 shares of Company Preferred Stock. On the date hereof, 5,227,657 shares of Company Common Stock were issued and outstanding and 106,606 shares of Company Common Stock were held in the treasury of the Company. Of the 1,000,000 shares of authorized Company Preferred Stock, the Board of Directors of the Company has designated 60,000 shares as Series A 7.50% Cumulative Convertible Preferred Stock, of which, on the date hereof, 45,000 shares were issued and outstanding and no shares were held in the treasury of the Company. The Board of Directors of the Company has made no other designations of any series of Company Preferred Stock. Except as set forth above in this Section 6.01(b), the Company has no other issued or outstanding shares of capital stock. There are no outstanding subscriptions, options, warrants, or other rights to purchase Company Stock or any other capital stock or other equity securities of the Company or its subsidiaries or any calls or other agreements or commitments by which the Company or its subsidiaries are bound in respect of the Company Stock or other capital stock or other equity securities of the Company or its subsidiaries, whether issued or unissued, and no outstanding securities are convertible into or exchangeable for any such capital stock or other equity securities, except
(i) Options to purchase up to an aggregate of 898,932 shares of Company Common Stock granted to the officers and employees of the Company and its subsidiaries and others listed in Section 6.01(b) of the Disclosure Schedule for the respective number of shares at the respective exercise prices listed therein beside their names, (ii) Warrants to purchase up to an aggregate of 125,003 shares of Company Common Stock granted to the persons listed in Section 6.01(b) of the Disclosure Schedule for the respective number of shares at the respective exercise prices listed therein beside their names, (iii) the 45,000 shares of Company Preferred Stock which are convertible into Company Common Stock pursuant to a formula under which each share of Company Preferred Stock can be converted into a number of shares of Company Common Stock equal to (A) $50.00 plus an amount equal to all accrued and unpaid dividends on a share of Company Preferred Stock to the date fixed for conversion, divided by (B) $7.375 per share and (iv) the option and put rights of Kenneth E. Meyers contained in the Meyers Agreements to purchase and sell shares of common stock of MCT Dairies, Inc. There are no stock appreciation rights or phantom stock rights or performance shares outstanding with respect to the Company or any of its subsidiaries. All of the outstanding shares of capital stock of the Company and its subsidiaries are validly issued, fully paid and nonassessable. Except as set forth in Section 6.01(b) of the Disclosure Schedule, the Company has no subsidiaries except MCT Dairies, Inc. and Dakota Farms Cheese, Inc., 100% of the outstanding capital stock of each of which is owned by the Company, and Alpine Lace Fresh Deli-Express, Inc., 75% of the outstanding capital stock of which is owned by the Company, and in each case such capital stock is owned free and clear of all restrictions and encumbrances other than restrictions on transfer imposed by federal and state securities laws, and the Company owns no other equity securities of or equity interest in any other entity. None of the outstanding shares of capital stock of the Company or any of its subsidiaries or the Options or the Warrants were granted in violation of preemptive or similar rights. No Preferential Dividend NonPayment, as defined in the certificate of designation establishing the Series A 7.50% Cumulative Convertible Preferred Stock of the Company, has occurred and no accrued or cumulative dividends on such Company Preferred Stock remain unpaid other than dividends that first accrued after September 15, 1997. There are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party or of which the Company otherwise has knowledge with respect to the voting of capital stock of the Company.

         (c) Authority. The Company has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company have been duly and effectively authorized by the Special Committee and the Board of Directors of the Company, and, except for approval of this Agreement by the stockholders of the Company as provided in Section 3.01(b) hereof, no further corporate action is necessary on the part of the Company to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. Notwithstanding anything stated herein, the consummation of the Merger is subject to the satisfaction of the conditions set forth in Section 3.02 hereof. Except as disclosed in Section 6.01(c) of the Disclosure Schedule, neither the execution and delivery of this Agreement by the

Company, nor the consummation by the Company or its subsidiaries of the transactions contemplated hereby, (i) will conflict with or result in a breach of the Certificate of Incorporation or By-Laws, as currently in effect, of the Company or any of its subsidiaries, or (ii) require the consent or approval of any governmental authority having jurisdiction over any of the business or assets of the Company or any of its subsidiaries, or result in a breach of, or constitute a default or an event which, with the passage of time or the giving of notice or both would constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit (except as expressly contemplated by this Agreement), or require notice to or the consent of any third party (except the filing and expiration or termination of the applicable waiting periods under the HSR Act) or result in the creation of any lien on the assets of the Company or its subsidiaries under, any other instrument, contract or agreement to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, excluding from the foregoing clause (ii) any consents, approvals, breaches, defaults or rights of termination, cancellation or acceleration or entitlements or notices or liens which, either individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect or to impair the Company's ability to consummate the Merger or the other transactions contemplated hereby.

         (d) No Proceedings. Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company or its subsidiaries of the transactions contemplated hereby, are being challenged by or are the subject of any pending or, to the knowledge of the Company, threatened litigation or governmental investigation or proceeding as of the date of this Agreement, or will violate any order, writ, injunction, decree, statute, rule or regulation presently applicable to the Company or any subsidiaries or any of their material properties or assets.

         (e) Securities Reports. (i) The Company has heretofore delivered to the Buyer and Acquisition, in the form filed with the SEC, its (x) Annual Report on Form 10-K for each of the fiscal years ended December 31, 1993 through 1996, inclusive, (y) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since May 1, 1993, and (z) all other reports or registration statements and all other filings (including amendments to previously filed documents) made by the Company with the SEC since January 1, 1993 (collectively, the "SEC Reports"), provided, however, that the Company has not delivered to the Buyer and Acquisition any Form 10-Q Reports for periods ended on or prior to December 31, 1996. No SEC Report (including any document incorporated by reference therein) contained, as of its filing date, any untrue statement of a material fact or omitted to state any fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and each SEC Report at the time of its filing complied as to form in all material respects with the applicable laws and rules and regulations of the SEC. Since January 1, 1993, the Company has filed in a timely manner all reports that it was required to file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC. Each of the consolidated financial statements contained in the SEC Reports and the consolidated balance sheet of the Company and its subsidiaries at August 31, 1997 (a copy of which has been delivered to Buyer) was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presented in all material respects the consolidated assets, liabilities and financial position of the Company and its subsidiaries as at the respective dates thereof and, except for the period ended August 31, 1997, the consolidated results of operations and changes in financial position and changes in stockholders' equity of the Company and its subsidiaries for the periods indicated, subject in the case of interim financial statements to normal year-end adjustments and except that the interim financial statements do not contain all of the footnote disclosures required by generally accepted accounting principles and except that the Company does not accrue vacation pay.

         (ii) The Proxy Statement will not, at the time the Proxy Statement is mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and will not, at the time of the meeting of stockholders to which the Proxy Statement relates or at the Effective Time omit to state any material fact necessary to correct any statement which has become false or misleading in any earlier communication with respect to the solicitation of any proxy for such meeting; except that no representation is made by the Company with respect to statements made or incorporated by reference into the Proxy Statement based on information furnished in writing to the Company by Buyer specifically for use in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

         (f) Taxes. (i) The Company has duly filed or caused to be filed all material federal, state, local, foreign and other tax returns, reports and declarations of estimated tax required to be filed by it or its subsidiaries before such filings became delinquent and has paid or established adequate reserves for the payment of all federal, state, local and foreign taxes and all other taxes, assessments, deficiencies, levies, imposts, duties, license fees, registration fees, withholdings or other similar governmental charges of every kind, character or description, and any interest, penalties or additions to tax imposed thereon (collectively, the "Taxes"), (x) shown on such returns which are due or (y) claimed by any taxing authority to be due. All such tax returns, reports and declarations of estimated tax are complete and accurate in all material respects.

         (ii) All material amounts required to be withheld or collected by the Company or its subsidiaries for income taxes, social security taxes, unemployment insurance taxes and other employee withholding taxes have been so withheld or collected and either paid to the respective governmental authority or accrued and reserved against and entered upon the consolidated books of the Company and its subsidiaries as of the date of the most recent consolidated financial statements of the Company and its subsidiaries that have been delivered to Buyer.

         (iii) For federal income tax purposes, all tax years ending on or before December 31, 1992 are closed or the statute of limitations has expired with respect thereto. Except as disclosed in Section 6.01(f) of the Disclosure Schedule, there is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of the Company, threatened in respect of any Taxes for which the Company or any of its subsidiaries may become liable. No presently effective waiver of any statute of limitations with respect to any taxable year has been executed by the Company or its subsidiaries. There is no presently effective agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes against the Company or its subsidiaries, and no presently effective power of attorney granted by the Company or any of its subsidiaries with respect to any tax matters is currently in force.

         (iv) No property of the Company or its subsidiaries is "tax exempt use property" within the meaning of Section 168(h) of the Code.

         (v) Except as set forth in Section 6.01(f)(v) of the Disclosure Schedule, none of the Company or any of its subsidiaries has made any payment, or is a party to any contract, agreement or arrangement which could obligate it to make any payment that would, but for the provisions of clause (ii) of Section 280G(b)(2)(A) of the Code, constitute a "parachute payment" within the meaning of Section 280G of the Code.

         (vi) Except as set forth in Section 6.01(f)(vi) of the Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any tax sharing agreement.

         (g) Absence of Changes. Except as set forth in Section 6.01(g) of the Disclosure Schedule, since December 31, 1996, the Company and its subsidiaries have conducted their businesses and operations in the ordinary course of business, and no transaction or event of the type restricted or prohibited by
Section 2.01(c) or (d) hereof has occurred. Since December 31, 1996 through the date of this Agreement, the amount spent or committed by the Company and its subsidiaries, in the aggregate, for the purchase, lease or other acquisition of any assets or properties, including capital assets but excluding inventory (including supplies) acquired in the ordinary course of business and excluding those items disclosed in Section 6.01(g) of the Disclosure Schedule, did not exceed $25,000.

         (h) Properties. The Company and its subsidiaries have good and marketable title to all real and personal properties reflected in the Company's consolidated balance sheet dated as of

December 31, 1996 or acquired by the Company and its subsidiaries after December 31, 1996 (except for inventory and obsolete equipment sold or otherwise disposed of or the collection of accounts receivable since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, restrictions, encroachments, rights of third parties or other encumbrances of any kind or character, except (i) liens for current taxes not yet due and payable, (ii) inchoate mechanic's, warehousemen's, materialmen's or similar liens arising in the ordinary course of business, (iii) liens, encumbrances, restrictions, encroachments and easements, all with respect to tangible properties which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially detract from the value of or materially interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations at such properties, and (iv) existing mortgages, liens and encumbrances disclosed in the Company's consolidated balance sheet dated December 31, 1996. All real property owned by the Company and its subsidiaries is listed by address in Section 6.01(h) of the Disclosure Schedule. All leases of real or material personal property to which the Company or any of its subsidiaries is a party are valid, binding and enforceable in accordance with their respective terms, subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and except that the remedies of specific performance, injunctive and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought, and those in effect on the date hereof have been delivered to Buyer and are listed in Section 6.01(h) of the Disclosure Schedule, and neither the Company nor its subsidiaries nor, to the knowledge of the Company, any other party thereto is in material default under or in respect of any such lease, the result of which default could have, individually or in the aggregate, together with all other such defaults, a Material Adverse Effect. The real property described in Section 6.01(h) of the Disclosure Schedule as being owned by the Company and its subsidiaries and the real property subject to the leases listed in Section 6.01(h) of the Disclosure Schedule constitute the only real property used by the Company and its subsidiaries in the conduct of their businesses. The buildings, plants, structures and equipment of the Company and its subsidiaries that are used in the operation of their respective businesses are in good operating condition and repair (ordinary wear and tear excepted) and do not encroach upon any property not owned or leased by the Company or its subsidiaries. Except as set forth in
Section 6.01(h) of the Disclosure Schedule all the inventory owned by the Company and its subsidiaries, to the extent not covered by adequate reserves, is in good condition, and the finished goods inventory of the Company and its subsidiaries is salable in the ordinary course of business.

         (i) Contracts. All Contracts (as hereinafter defined) in effect on the date hereof are valid and binding agreements of the Company or its subsidiaries in full force and effect, and neither the Company nor its subsidiaries nor, to the knowledge of the Company, any other party thereto is in default under or in respect of any such Contract, the result of which default could have, individually or in the aggregate, together with all other such defaults, a Material Adverse Effect. All such Contracts in effect on the date hereof have been delivered to Buyer and Acquisition and are listed in
Section 6.01(i) of the Disclosure Schedule.

         As used herein, "Contract" shall mean any of the following agreements or contracts to which the Company or any of its subsidiaries is a party or by which any of them or their assets are bound: (i) non-compete agreements, (ii) royalty agreements and licenses (as licensor or licensee) of any material patents, trademarks, trade names, service marks, copyrights or software (other than non-negotiated licenses of generally available commercial software), (iii) agreements for the purchase or sale of products or services under which the undelivered balance of such products or services has a price in excess of $25,000, (v) agreements evidencing, securing or guaranteeing indebtedness for borrowed money, (vi) agreements with distributors, sales representatives and brokers, (vii) agreements for capital expenditures the unpaid obligations of the Company or its subsidiaries under which exceed $25,000, (viii) agreements for the purchase or sale of any business, division or subsidiary by or to the Company or its subsidiaries, (ix) agreements with officers, directors, beneficial owners of 5% or more of the outstanding Company Stock (or any ascendant, descendent, sibling or spouse of any such person) or any trust, partnership, corporation or other entity in which any of such persons has at least a 5% equity interest ("Associates"), (x) agreements entered into other than in the ordinary course of business and (xi) agreements in which the aggregate amount to be paid or received by the Company and its subsidiaries exceeds $25,000.

         (j) Intellectual Property. Section 6.01(j) of the Disclosure Schedule sets forth a true and correct list of all material patents, trademarks, trade names, service marks and copyrights, and applications therefor, which are held by any of the Company or its subsidiaries, and a listing of all recipes constituting trade secrets of the Company or its subsidiaries (the "Intellectual Property"). No patents, trademarks, trade names, service marks, copyrights or recipes are used by the Company or its subsidiaries in the conduct of their businesses except the Intellectual Property or those licensed pursuant to licenses listed in Section 6.01(i) of the Disclosure Schedule or non-negotiated licenses of generally available commercial software. The operation by the Company and its subsidiaries of their respective businesses has not infringed on any patent, trademark, trade name, service mark, copyright or recipe of any other person or entity, and none of the Company or its subsidiaries has made use of any invention, process, technique, confidential information or trade secret in violation of the rights of any other person or entity, and the Company has no knowledge of any allegations by any other person or entity to the contrary. The Company has no knowledge of any pending patent, trademark, trade name, service mark or copyright application of any other person or entity which, if issued or registered, would be infringed upon by the operations of the Company or any of its subsidiaries, in each case in a way which is reasonably likely to have a Material Adverse Effect. To the knowledge of the Company, except as set forth in Section 6.01(j) of the Disclosure Schedule, no other person or entity is infringing in any material respect upon the Intellectual Property or is making use of any material invention, process, technique, confidential information or trade secret in violation of the rights of any of the Company or its subsidiaries, nor would any other person or entity be infringing in any material respect upon any pending patent, trademark, trade name, service mark, copyright application or recipe of the Company or any of its subsidiaries in the event that any of the foregoing becomes registered or issued. The Company and its subsidiaries have taken all steps reasonably required to maintain the Intellectual Property, including timely payment of all fees and timely filing of all documents required under intellectual property laws and regulations, except where the failure to timely pay such fees or timely file such documents is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. None of the Company or its subsidiaries has used or enforced, or failed to use or enforce, any of the Intellectual Property in any manner which is reasonably likely to limit its validity or result in its invalidity, or has received any notice that any of the Intellectual Property has been declared unenforceable or otherwise invalid by any governmental entity, except where such invalidity or unenforceability is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section 6.01(j) of the Disclosure Schedule, no employees of the Company or any of its subsidiaries have any rights with respect to the Intellectual Property.

         (k) Undisclosed Liabilities. There are no material liabilities of the Company or its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities disclosed or set forth in the Company's consolidated balance sheet dated December 31, 1996, (ii) liabilities incurred in the ordinary course of business since December 31, 1996 or that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect, provided that the existence of any such liability does not otherwise constitute a material misrepresentation under this Agreement, (iii) liabilities under, or required to be incurred under, this Agreement, (iv) liabilities under contracts and agreements (other than those in default) set forth in Section 6.01(i) of the Disclosure Schedule or the non-disclosure of which therein does not constitute a misrepresentation under
Section 6.01(i) of this Agreement, and (v) tax liabilities disclosed in Section 6.01(f) of the Disclosure Schedule or the non-disclosure of which therein does not constitute a misrepresentation under Section 6.01(f) of this Agreement.

         (l) Litigation. Except as disclosed in Section 6.01(l) of the Disclosure Schedule, there are no claims (including product liability claims), litigation, arbitrations, administrative proceedings, abatement orders or investigations of any kind pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries or any of their officers, employees or directors in connection with the business or affairs of the Company or its subsidiaries, which, if decided adversely to the Company, its subsidiaries, or such officer, employee or director, are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

         (m) Compliance with Laws. The Company and its subsidiaries have substantially complied with, and are not in material default under or in violation of, any laws, ordinances and regulations or other governmental restrictions, orders, judgments or decrees applicable to their respective businesses, including individual products marketed by them, which default or violation is reasonably likely to have, individually or in the aggregate together with all other such defaults or violations, a Material Adverse Effect.

         (n) Licenses and Permits. All licenses, franchises, permits and other governmental authorizations of the Company and its subsidiaries are valid and sufficient for all businesses presently carried on by the Company and its subsidiaries, and the Company and its subsidiaries are not in violation of any such license, franchise, permit or other governmental authorization the result of which would be reasonably likely to have, individually or in the aggregate, together with all other such violations, a Material Adverse Effect. All such material licenses, franchises, permits and other governmental authorizations in effect on the date hereof are listed in Section 6.01(n) of the Disclosure Schedule.

         (o) Brokers; Finders. Except for the fees of Merrill Lynch, Pierce, Fenner & Smith Incorporated, which the Company agrees to pay, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with this Agreement or the transactions contemplated by this Agreement, based on any arrangement, understanding, commitment or agreement made by or on behalf of the Company or its subsidiaries, obligating the Company, Buyer or Acquisition to pay such claim.

         (p) Employee Plans. (i) Each employee pension benefit plan ("Pension Plan"), as such term is defined in Section 3 of ERISA, each employee welfare benefit plan ("Welfare Plan"), as such term is defined in Section 3 of ERISA, and each deferred compensation, bonus, incentive, stock incentive, option, stock purchase or other employee benefit plan, agreement, commitment or arrangement ("Benefit Plan") which is maintained by the Company or any of its Affiliates (as hereinafter defined) or to which the Company or any of its Affiliates contributes or is under any obligation to contribute (collectively, the "Employee Plans") has been delivered to Buyer and Acquisition and is listed in
Section 6.01(p) of the Disclosure Schedule. In addition, copies of the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan and copies of the annual reports (Form 5500 Series) required to be filed with any governmental agency for each Pension Plan and each Welfare Plan for the three most recent plan years of each such plan have been delivered to Buyer and Acquisition.

         (ii) The Company and each of its Affiliates have made on a timely basis all contributions or payments required to be made by them pursuant to the terms of the Employee Plans, ERISA, the Code or other applicable laws, unless such contributions or payments that have not been made are immaterial in amount and the failure to make such payments or contributions will not materially affect the Employee Plans. With respect to each Pension Plan which is subject to Title I, Subtitle B, Part 3 of ERISA (concerning "Funding"), the funding method used in connection with such Pension Plan is acceptable under ERISA and the actuarial assumptions used in connection with funding such Pension Plan, in the aggregate, are reasonable
(taking into account the experience of such Pension Plan and reasonable expectations). The actuarial present value (based upon the same actuarial assumptions as those heretofore used for funding purposes) of all vested and nonvested accrued benefits (whether on account of retirement, termination, death or disability) under each such Pension Plan does not exceed the net fair market value of the assets held to fund each such Pension Plan.

         (iii) Each Employee Plan (and any related trust or other funding instrument) has been administered in all material respects in compliance with its terms and in both form and operation is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws and regulations, and all reports required to be filed with any government agency with respect to each Pension Plan and each Welfare Plan have been timely filed. The Company has no knowledge of facts that would cause the Internal Revenue Service to disqualify any Pension Plan which is intended to be a tax-qualified plan under Section 401(a) of the Code.

         (iv) There are no inquiries or proceedings pending or, to the knowledge of the Company, threatened by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation (the "PBGC"), or any participant or beneficiary with respect to any Employee Plan or any other plan in the past maintained by the Company or any of its Affiliates or to which the Company or any of its Affiliates have ever been under an obligation to contribute. Neither the Company nor, to the knowledge of the Company, any plan fiduciary of any Pension Plan or Welfare Plan has engaged in any transaction in violation of Section 406(a) or (b) of ERISA (for which no exemption exists under Section 408 of ERISA) or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code, or is subject to any excise tax imposed by the Code or ERISA with respect to any Employee Plan.

         (v) Neither the Company nor any of its Affiliates has ever been a sponsor of, contributed to, or been under an obligation to contribute to any "multi-employer plan", as such term is defined in Section 3(37) of ERISA.

         (vi) Neither the Company nor any of its Affiliates has any unpaid liability to the PBGC. The Company has paid all premiums (and interest and penalties for late payments, if applicable) due the PBGC with respect to each Pension Plan for each plan year thereof for which such premiums are required. In addition, no "reportable event" (as defined in Section 4043(b) of

ERISA) has taken place with respect to any Employee Plan and no filing has been made by the Company or any Affiliate with the PBGC or the Internal Revenue Service to terminate any Employee Plan.

         (vii) For purposes of this Section 6.01(p), the term "Affiliate" includes (A) any trade or business with which the Company is under common control within the meaning of Section 4001(b) of ERISA, (B) any corporation with which the Company is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code, (C) any entity with which the Company is under common control within the meaning of Section 414(c) of the Code, (D) any entity with which the Company is a member of an affiliated service group within the meaning of Section 414(m) of the Code, and (E) any entity with which the Company is aggregated under Section 414(o) of the Code.

         (q) Labor Matters. There are no existing labor disputes or disturbances which are reasonably likely to have a Material Adverse Effect. The employees of the Company and its subsidiaries are not represented by any union or association, and there are no pending or, to the Company's knowledge, threatened representational questions concerning the employees of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is subject to any collective bargaining agreement with any union or other association for employees.

         (r) Environmental. Except as set forth in Section 6.01(r) of the Disclosure Schedule:

         (i) Neither the Company nor any of its subsidiaries has received written notice of, or to the knowledge of the Company is subject to, any pending or threatened action, cause of action, claim or investigation alleging liability under or non-compliance with any applicable federal, state or local laws or regulations relating to pollution or the protection of human health or the environment ("Environmental Laws"), except for such actions, causes of action, claims or investigations which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

         (ii) To the knowledge of the Company, there has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind (collectively, "Release") on, beneath, above or into any of the real property currently owned, leased or operated by the Company or any of its subsidiaries (collectively, the "Current Property"), or any of the real property formerly owned, leased or operated by the Company or any of its subsidiaries (collectively, the "Former Property"), of any pollutants, contaminants, hazardous substances, hazardous chemicals, toxic substances, hazardous wastes, infectious wastes, radioactive materials, materials, petroleum (including without limitation crude oil or any fraction thereof) or solid wastes, including without limitation those defined in any Environmental Law ("Hazardous Materials"), except for any Releases which have been investigated and cleaned up and which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

         (iii) Neither of the Company nor any of its subsidiaries has been identified as a potentially responsible party at a site listed in the National Priorities List.

         (iv) To the knowledge of the Company, no Current Property is or ever has been used by the Company, and no Former Property was used by the Company during the Company's or any of its subsidiaries' period of ownership or operation thereof, or by any other person or entity under the Company's control for the storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any Hazardous Materials in such a manner as to require a permit under the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq.

         (v) To the knowledge of the Company, there are no underground storage tanks, injection wells or landfills located on the Current Property, and there are no asbestos-containing materials or polychlorinated biphenyls (PCBs) located on the Current Property in such form, quantities or condition which create any material unpaid liability or obligation of the Company or any of its subsidiaries under any Environmental Laws.

         (s) Suppliers and Customers. Section 6.01(s) of the Disclosure Schedule lists the names of the ten largest branded customers, the ten largest non-branded customers and the ten largest suppliers (by dollar volume, indicating the same) of the Company and its subsidiaries, taken as a whole, for each of (i) the 12-month period commencing January 1, 1996 and ending on December 31, 1996 and (ii) the six-month period commencing January 1, 1997 and ending on June 30, 1997. No such branded customer and no such supplier has canceled, or otherwise so modified in a manner materially adverse to the Company and its subsidiaries, taken as a whole, or given notice to the Company or any of its subsidiaries of an intention to so cancel or otherwise so modify, its business relationship with the Company or any of its subsidiaries and, to the knowledge of the Company, the consummation of the transactions contemplated by this Agreement and the Merger Agreement will not materially and adversely affect any such business relationship.

         (t) Recalls. Except as set forth in Section 6.01(t) of the Disclosure Schedule, no products of any of the Company or its subsidiaries have been recalled voluntarily or involuntarily since January 1, 1995. No such recall is being considered by the Company or any of its subsidiaries or, to the knowledge of the Company, has been requested or ordered by any governmental entity or consumer group.

         (u) Insurance. Section 6.01(u) of the Disclosure Schedule contains a list of all insurance policies maintained by the Company and its subsidiaries, together with a brief description of the coverages afforded thereby. All of such insurance policies are in full force and effect, and none of such insurance policies will terminate or lapse as a result of the consummation of the transactions contemplated by this Agreement.

         (v) Bank Accounts. Section 6.01(v) of the Disclosure Schedule sets forth a list of (i) each account or safe deposit box maintained by the Company or any of its subsidiaries with any bank or other financial institution, and
(ii) the names of all persons authorized to draw thereon or have access thereto.

         (w) Delaware Law Section 203. All necessary approvals have been granted by the Special Committee and the Board of Directors of the Company under Section 203 of the Delaware Law so that neither the granting of the Irrevocable Proxies nor any acquisition of beneficial ownership of Company Stock by Buyer, Acquisition or any of Buyer's other affiliates after the execution of this Agreement will limit, delay or impair the consummation of the Merger or any other transaction with the Company or any of its subsidiaries by Acquisition, Buyer or any of Buyer's other affiliates pursuant to Section 203 of the Delaware Law.

         (x) Stockholder Voting Requirement. The only stockholder vote necessary to consummate the Merger under Delaware Law and the Company's Certificate of Incorporation and By-Laws is the affirmative vote of the holders of a majority of the Company Common Stock.

         (y) Associate Transactions. Except as set forth in Section 6.01(y) of the Disclosure Schedule, no Associate (i) furnishes or sells services or products that the Company or its subsidiaries furnishes or sells, or proposes to furnish or sell, (ii) purchases from or sells or furnishes to, the Company or its subsidiaries, any goods or services, or (iii) owns or leases property, real or personal, that is used by the Company or its subsidiaries.

         (z) Accounts Receivable. All accounts receivable of the Company and its subsidiaries arose in the ordinary course of business out of bona fide transactions at the aggregate amounts thereof. All accounts receivable shown on the consolidated balance sheet of the Company as of June 30, 1997 are carried at values determined in accordance with generally accepted accounting principles consistently applied on a reasonable basis. As of June 30, 1997, none of the accounts receivable of the Company or its subsidiaries is subject to any claim of offset, recoupment, setoff or counter-claim except to the extent reserved against and entered upon the books of the Company and its subsidiaries as of the June 30, 1997 consolidated financial statements of the Company and its subsidiaries. Since June 30, 1997, none of the accounts receivable of the Company or its subsidiaries is subject to any claim of offset, recoupment, setoff or counter-claim except to the extent reserved against and entered on the books of the Company and its subsidiaries in accordance with the historical practices of the Company. No accounts receivable are contingent upon the performance by the Company of any obligation or contract.

         6.02 Representations and Warranties of Buyer and Acquisition. Each of Buyer and Acquisition warrants and represents to the Company, and its successors and assigns, as follows:

         (a) Corporate Organization. Each of Buyer and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Buyer is incorporated in Minnesota and Acquisition is incorporated in Delaware. Buyer and Acquisition each will, within ten days after the date hereof, deliver to the Company a certified copy of their respective Articles or Certificate of Incorporation and By-Laws. Each such copy will be complete and correct.

         (b) Capitalization. The authorized capital stock of Acquisition as of the date hereof consists of 1,000 shares of Acquisition Common Stock, of which 1,000 shares are outstanding as of the date hereof. Acquisition has no subsidiaries and was formed solely to facilitate the Merger.

         (c) Authority. Buyer and Acquisition have the corporate power to execute this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Buyer and Acquisition have been duly and effectively authorized by the respective Boards of Directors of Buyer and Acquisition, and by Buyer as the sole stockholder of Acquisition, and no further corporate action is necessary on the part of Buyer or Acquisition to make this Agreement valid and binding on Buyer and Acquisition. This Agreement has been duly and validly executed and delivered by Buyer and Acquisition and constitutes a valid and binding agreement of Buyer and Acquisition, enforceable against Buyer and Acquisition in accordance with its terms. Notwithstanding anything stated herein, the consummation of the Merger is subject to the satisfaction of the conditions set forth in Section 3.01 hereof. Neither the execution and delivery of this Agreement by Buyer and Acquisition, nor the consummation by Buyer or Acquisition of the transactions contemplated hereby, (i) will conflict with or result in a breach of the Articles or Certificate of Incorporation or By-Laws, as currently in effect, of Buyer or Acquisition, or (ii) require the consent or approval of any governmental authority having jurisdiction over any of the business or assets of Buyer or Acquisition, or result in a breach of or constitute a default or an event which, with the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit or require notice to or the consent of any third party (except the filing required and the expiration or termination of the applicable waiting periods under the HSR Act) under, any other instrument, contract or agreement to which Buyer or Acquisition is a party or by which either of them or any of the properties or assets of either of them may be bound, excluding from the foregoing clause (ii) any consents, approvals, breaches, defaults or rights of termination, cancellation or acceleration or entitlements or notices which, either individually or in the aggregate, are not reasonably likely to have a material adverse effect on the business, operations, results of operations, properties, assets, prospects or condition, financial or otherwise, of Buyer or impair

Buyer's or Acquisition's ability to consummate the Merger or the other transactions contemplated hereby.

         (d) No Proceedings. Neither the execution and delivery of this Agreement by Buyer or Acquisition, nor the consummation by Buyer or Acquisition of the transactions contemplated hereby, are being challenged by or are the subject of any pending or, to the knowledge of Buyer or Acquisition, threatened litigation or governmental investigation or proceeding as of the date of this Agreement, or will violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or Acquisition or any of their material properties or assets.

         (e) Finders; Brokers. Except for fees to Janney Montgomery Scott, which Buyer agrees to pay, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with this Agreement or the transactions contemplated by this Agreement, based on any arrangement, understanding, commitment or agreement made by or on behalf of Buyer or Acquisition, obligating the Company, Buyer or Acquisition to pay such claim.

         (f) Financial Ability to Perform. Buyer has cash funds available sufficient to make all cash payments required to be made for Company Stock under this Agreement.

         (g) Proxy Statement. None of the information supplied or to be supplied in writing by Buyer or Acquisition specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and will not, at the time of the meeting of stockholders to which the Proxy Statement relates or at the Effective Time omit to state any material fact necessary to correct any statement which has become false or misleading in any earlier communication with respect to the solicitation of any proxy for such meeting.

                                   ARTICLE VII

                    OFFICERS' AND DIRECTORS' INDEMNIFICATION,
                   DIRECTORS AND OFFICERS LIABILITY INSURANCE,
                               EMPLOYEE CONTRACTS

         7.01 Indemnification. All rights to indemnification and exculpation existing in favor of any present or former director, officer or employee of the Company or any of its subsidiaries (an "Indemnified Party") as provided in the Company's Certificate of Incorporation or By-Laws or the certificate or articles of incorporation, by-laws or similar organizational documents or by-laws of any of its subsidiaries as in effect on the date hereof shall survive the Merger for a period of three years with respect to matters occurring at or prior to the Effective Time and no action taken during such three-year period shall be deemed to diminish the obligations set forth in this Section 7.01.

         7.02 Directors and Officers Liability Insurance. For a period of three years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect either (i) the current policy of directors' and officers' liability insurance maintained by the Company (provided that Buyer or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respects to the indemnified parties thereunder) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 7.02 more than an amount per year equal to 100% of the current annual premium (which current annual premium for the policy year ending May 8, 1998 the Company represents and warrants to be approximately $58,500 in the aggregate) paid by the Company for such existing insurance coverage (the "Cap"); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap, or (ii) a run-off (i.e., "tail") policy or endorsement with respect to the current policy of directors' and officers' liability insurance covering claims asserted within three years after the Effective Time arising from facts or events which occurred before the Effective Time.

         7.03 Employee Contracts. At the Effective Time, the Company shall terminate, and cause Carl T. Wolf and Marion F. Wolf to terminate, the existing employment agreements of Carl T. Wolf and Marion F. Wolf with the Company, and Buyer shall enter into the non-compete agreements with Carl T. Wolf and Marion
F. Wolf substantially in the forms of Exhibits B and C hereto, respectively.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         8.01 Termination of Obligations, Covenants and Agreements. The respective obligations, covenants and agreements of the parties hereto, except for the obligations of Buyer and Acquisition pursuant to Sections 1.06, 1.07 and 1.09, and the obligations pursuant to Article VII, shall not survive the effectiveness of the Merger and shall terminate and be of no further force or effect upon the effectiveness of the Merger.

         8.02 Amendment and Modification. To the extent permitted by applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the Company, Buyer and Acquisition at any time prior to the Effective Time with respect to any of the terms contained herein, except that after the meeting of stockholders contemplated by Section 2.02 hereof, the price per share to be paid pursuant to this Agreement to the holders of Company Stock shall in no event be decreased and the form of consideration to be received by the holders of Company Stock in the Merger shall in no event be altered without the approval of such holders.

         8.03 Waiver of Compliance; Consents. Any failure of Buyer or Acquisition, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein (except the conditions in Sections 3.01(b) and 3.02(b) of this Agreement) may be waived in writing by the Company or by Buyer and Acquisition, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.03.

         8.04 Expenses; Termination Fee.

         (a) Except as otherwise provided below in this Section 8.04, all expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

         (b) If this Agreement is terminated pursuant to Section 5.01 and provided Buyer is entitled to a Termination Fee under paragraph (c) or paragraph
(d) of this Section 8.04, the Company shall, at the same time as payment of the Termination Fee is required to be paid under paragraph (c) or paragraph (d) of this Section 8.04, as applicable, pay Buyer an amount equal to all reasonable out-of-pocket expenses incurred by or on behalf of Buyer or Acquisition in connection with the negotiation, preparation, financing, execution or consummation of this Agreement and the transactions contemplated hereby, including without limitation legal, accounting, travel, filing, printing, financing commitment and other reasonable fees and expenses; provided that the aggregate fees and expenses payable by the Company to Buyer pursuant to this Section 8.04(b) shall not exceed $500,000.

         (c) If this Agreement is terminated pursuant to Section 5.01(e) or 5.01(f), then the Company shall, within five business days after such termination, pay Buyer a fee (a "Termination Fee") of $2,000,000 in addition to the expenses set forth in paragraph (b) of this Section 8.04.

         (d) If (i) this Agreement is terminated by Buyer or Acquisition pursuant to Section 5.01(b) or 5.01(c)(i) as a result of a material breach by the Company of any representations, warranties or covenants contained in this Agreement or the failure of the conditions set forth in Section 3.01(c) or 3.01(k) or 3.01(m) of this Agreement to be satisfied, or is terminated by Buyer or Acquisition pursuant to Section 5.01(c)(ii), and (ii) prior to such termination (A) any person or group shall have informed the Company (or the Board or the Special Committee or any executive officer of the Company) that such person or group proposes, intends to propose, is considering proposing, or will or may, if the Merger is delayed, abandoned or not approved by the Company's stockholders, propose, a Third Party Transaction (as hereinafter defined), or (B) any such person or group or the Company publicly announces (including without limitation any filing with any federal or state office or agency) that such person or group has proposed, intends to propose, is considering proposing, or will or may, if the Merger is delayed, abandoned or not approved by the Company's stockholders, propose, a Third Party Transaction, and (iii) within one year after such termination a Third Party Transaction (whether or not involving such person or group) is consummated, then the Company shall, within five business days after such consummation, pay to Buyer the Termination Fee in addition to the expenses set forth in paragraph (b) of this
Section 8.04

         (e) In no event shall more than one Termination Fee be payable under this Section 8.04. As used herein, "Third Party Transaction" shall mean (i) an acquisition pursuant to a Third Party Acquisition Offer other than an acquisition of equity securities of the Company constituting less than 25% of the total equity interests in, and less than 25% of the total voting power of the then outstanding equity securities of, the Company, (ii) the adoption by the Company of a plan of liquidation or dissolution or (iii) the repurchase of, or recapitalization involving, more than 25% of the Company's outstanding equity securities or (iv) the payment of an extraordinary dividend or other distribution on Company Common Stock equal to at least 25% of the Company Common Stock's then current market price.

         8.05 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary action.

         8.06 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, or by express delivery service, effective when delivered, or mailed by registered or certified mail (return receipt requested), effective three business days after the mailing, to the parties at the following addresses (or at such other address for a party or to such other person's attention as shall be specified by like notice):

         (a) If to Buyer or Acquisition, to it c/o:

                (i)  if by personal delivery:

                                           Land O'Lakes, Inc.
                                           4001 Lexington Avenue N.
                                           Arden Hills, Minnesota 55126-2998
                                           Attention:  President

                (ii)  if by mail:

                                           Land O'Lakes, Inc.
                                           P.O. Box 64101
                                           St. Paul, Minnesota 55164-0101
                                           Attention:  President

                (iii)  if by express delivery:

                                           Land O'Lakes, Inc.
                                           1200 County Road F West
                                           Arden Hills, Minnesota 55112-2921
                                           Attention:  President
      with a copy to:

                                           Faegre & Benson LLP
                                           2200 Norwest Center
                                           90 South Seventh Street
                                           Minneapolis, Minnesota 55402
                                           Attention:  Philip S. Garon

      (b)  If to the Company, to it at:

                                           Alpine Lace Brands, Inc.
                                           111 Dunnell Road
                                           Maplewood, New Jersey  07040
                                           Attention:  President

                with a copy to:

                                           Kramer, Levin, Naftalis & Frankel
                                           913 Third Avenue
                                           New York, New York 10022
                                           Attention:  Thomas E. Constance

         8.07 Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties (except that Acquisition may assign to any other direct or indirect wholly-owned subsidiary of Buyer any and all rights and obligations of Acquisition under this Agreement, provided that any such assignment will not relieve Buyer from any of its obligations under this Agreement), and except as expressly set forth in Article I and Article VII, this Agreement is not intended to confer upon any other person except the parties any rights or remedies hereunder.

         8.08 Interpretation. As used in this Agreement, unless otherwise expressly defined herein, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an incorporated organization and a government or any department or agency thereof;
(ii) the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act; (iii) the term "subsidiary" of any specified corporation shall mean any corporation of which the outstanding securities having ordinary voting power to elect a majority of the board of directors are directly or indirectly owned by such specified corporation; and (iv) the term "knowledge" or any similar term shall mean the actual knowledge of any one or more of the directors of the Company or any of its subsidiaries or any of the employees of the Company or any of its subsidiaries listed in Section 8.08 of the Disclosure Schedule.

         8.09 Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of laws rules.

         8.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.11 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, and are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

         8.12 Entire Agreement. This Agreement, including the exhibits hereto and the documents and instruments referred to herein, together with the Confidentiality Agreement described in Section 2.12, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter except for the Confidentiality Agreement described in Section 2.12.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers on the date first above written.


                               ALPINE LACE BRANDS, INC.

                               By /s/ Carl T. Wolf
                                  -------------------------
                                  Its  Chief Executive Officer
                                        (the Company)


                               LAND O'LAKES, INC.

                               By /s/ John E. Gherty
                                  -------------------------
                                  Its President and Chief Executive Officer
                                          (Buyer)


                               AVV INC.


                               By /s/ Richard C. Anderson
                                  -------------------------
                                  Its President
                                          (Acquisition)

                                                                     Exhibit A-1

                            SUBSTANCE OF OPINION OF LOCAL COUNSEL TO THE COMPANY

                                    No consent, approval, authorization or order
                  of, or any registration, declaration or filing with, any New Jersey state governmental department, commission, board, bureau, agency or instrumentality is required for the execution or delivery by the Company of, or the consummation by the Company and its subsidiaries of the transactions contemplated by, the Agreement, or to enable the Company to continue to operate the business of the Company and its subsidiaries substantially in the manner now conducted, except such consents, approvals, authorizations, orders, registrations, declarations or filings as have been obtained or made and are in full force and effect.

In rendering the foregoing opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, as to matters of fact, upon certificates of government officials and of any officer or officers of the Company or its subsidiaries. Counsel may also assume the authenticity of all documents represented to such counsel to be originals, the conformity to original documents of all copies of documents submitted to such counsel, the accuracy and completeness of all corporate records made available to such counsel by the Company and its subsidiaries and their agents and the genuineness of all signatures not executed in such counsel's presence.

                                                                     Exhibit A-2


           SUBSTANCE OF OPINION OF KRAMER, LEVIN, NAFTALIS & FRANKEL,
                         SPECIAL COUNSEL TO THE COMPANY

                  (i) Each of the Company and its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has the requisite corporate power and authority to own, lease and operate all of its properties and to carry on its business as now being conducted;

                  (ii) Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased, or the nature of its activities, makes such qualification necessary, except such jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a material adverse effect upon the Company and its subsidiaries, taken as a whole;

                  (iii) The Company has the corporate power and authority to execute and deliver the Agreement, and to consummate the transactions contemplated thereby; and the execution and delivery of the Agreement, the consummation of the transactions contemplated hereby, and the execution and filing of the Certificate of Merger have been duly authorized by all requisite corporate action on the part of the Company and its stockholders;

                  (iv) The Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of the Agreement by Buyer and Acquisition) is the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (A) as such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights, and (B) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought;

                  (v) Neither the execution and delivery of the Agreement by the Company, nor the consummation by the Company or its subsidiaries of the transactions contemplated thereby, will conflict with or result in a breach of the Certificate of Incorporation or ByLaws, as currently in effect, of the Company or its subsidiaries;

                  (vi) Neither the execution and delivery of the Agreement by the Company, nor the consummation by the Company and its subsidiaries of the transactions contemplated thereby, are being challenged by or are the subject of any pending or, to the best of our knowledge after due inquiry, threatened litigation or governmental investigation or proceeding (except those in which Buyer or Acquisition is a plaintiff directly or derivatively) or, to the best of our knowledge after due inquiry, will violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or its subsidiaries or any of their material properties or assets;

                  (vii) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and 1,000,000 shares of Company Preferred Stock;

                  (viii) As of the date hereof, there are __________ shares of Company Common Stock issued and outstanding; of the Company Preferred Stock, the Board of Directors of the Company has designated 60,000 shares as Series A 7.50% Cumulative Convertible Preferred Stock, of which 45,000 shares are issued and outstanding; the Company has no other issued or outstanding shares of capital stock; except as disclosed in Section 6.01(b) of the Disclosure Schedule, to the best of our knowledge after due inquiry, there are no outstanding subscriptions, options, warrants, calls or other agreements or commitments to which the Company or its subsidiaries is bound in respect of the capital stock of the Company or its subsidiaries, whether issued or unissued, and there are no outstanding securities convertible into or exchangeable for any such capital stock; and all of the outstanding shares of capital stock of the Company and its subsidiaries are validly issued, fully paid and nonassessable; the Company owns of record 100% of the outstanding capital stock of MCT Dairies, Inc. and Dakota Farms Cheese, Inc. and 75% of the outstanding capital stock of Alpine Lace Fresh Deli-Express, Inc., and to the best of our knowledge after due inquiry, the Company holds such shares free and clear of all claims, liens, charges and encumbrances;

                  (ix) To the best of our knowledge after due inquiry neither the execution and delivery of the Agreement by the Company, nor the consummation by the Company or its subsidiaries of the transactions contemplated thereby, will result in a breach of, or constitute a default or an event which, with the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit (except as expressly contemplated by the Agreement, pursuant to the terms of the employment agreements listed in
         Section 6.01(i) of the Disclosure Schedule or the severance obligations set forth in Section 6.01(p) of the Disclosure Schedule, and for the prepayment penalty discussed in Section 2.01(d) of the Disclosure
         Schedule), require the consent of any third party or result in the creation of any lien on the assets of the Company or its subsidiaries under, any material contact or agreement to which the Company or its subsidiaries is a party or by which any of them or any of their material properties or assets may be bound, except those that would not, individually or in the aggregate, have a material adverse effect upon the Company and its subsidiaries, taken as a whole;

                  (x) Assuming all applicable requirements of the HSR Act have been complied with, no consent, approval, authorization or order of, or any registration, declaration or filing with, any federal, New York or Delaware state governmental department, commission, board, bureau, agency or instrumentality is required for the execution or delivery by the Company of, or the consummation by the Company and its subsidiaries of the transactions contemplated by, the Agreement, or to enable the Company to continue to operate the business of the Company and its subsidiaries substantially in the manner now conducted, except such consents, approvals, authorizations, orders, registrations, declarations or filings as have been obtained or made and are in full force and effect and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; and

                  (xi) Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the Merger will be effective in accordance with the terms and provisions of the Agreement, the Certificate of Merger and the laws of the State of Delaware.

         In rendering the foregoing opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, as to matters of fact, upon certificates of government officials and of any officer or officers of the Company or its subsidiaries. Counsel may also assume the authenticity of all documents represented to such counsel to be originals, the conformity to original documents of all copies of documents submitted to such counsel, the accuracy and completeness of all corporate records made available to such counsel by the Company and its subsidiaries and their agents and the genuineness of all signatures not executed in such counsel's presence.

                                                                       Exhibit B

                              NON-COMPETE AGREEMENT

THIS AGREEMENT is made and entered into this _____ day of _________, 199__ by and between Land O'Lakes, Inc., a Minnesota cooperative corporation with its principal place of business at 4001 Lexington Avenue North, Arden Hills, Minnesota 55126 (hereinafter referred to as "LOL"), and Carl Wolf, an individual residing at 627 Inwood Land, South Orange, New Jersey 07079 (hereinafter referred to as "Carl").

WHEREAS, LOL, Alpine Lace Brands, Inc., a Delaware corporation ("Company"), and AVV Inc., a Delaware corporation and a wholly-owned subsidiary of LOL ("Acquisition"), have entered into an Agreement and Plan of Merger dated as of October 1, 1997 (the "Merger Agreement"), pursuant to which Acquisition shall merge with and into the Company and the existing stockholders of Company shall exchange their shares of capital stock of Company for cash; for purposes of this Agreement, the transactions contemplated by the Merger Agreement shall be referred to as "the Merger."

WHEREAS, pursuant to the Merger Agreement, the execution and delivery of this Agreement is a condition precedent to LOL's obligation to consummate the Merger;

WHEREAS, Carl co-founded Company and was actively involved in the creation and implementation of Company's Branded Products and Company's marketing strategies;

WHEREAS, Carl has served as President and Chairman of the Board of Company; and

WHEREAS, Carl's efforts have been a significant factor in Company's current name recognition and national prominence;

WHEREAS, LOL believes that Carl has the capability of using his knowledge and skill to create a business enterprise which might be able to effectively compete with LOL with respect to the business which LOL is acquiring from Company;

WHEREAS, Carl and Company are parties to an employment agreement dated January 4, 1993 ("Employment Agreement"), which LOL wishes to have terminated;

WHEREAS, LOL is willing to provide the payments described herein in consideration of Carl's non-compete covenant and the termination of Carl's Employment Agreement and Carl's forfeiture of all compensation, benefits and other rights thereunder;

NOW, THEREFORE, in consideration of the premises and the respective covenants and commitments of LOL and Carl set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LOL and Carl agree as follows:

1.       Term and Termination.

         A. Term. This Agreement shall have a term of five (5) years commencing on the effective date of the Merger (hereinafter referred to as the "Term").

         B. Termination. Except as otherwise specifically provided herein, this Agreement and the rights and obligations of LOL and Carl hereunder shall terminate immediately upon the occurrence of any of the following events, provided, however, that the payment obligations of LOL under paragraph 2A. (but not under 2B.) of this Agreement shall continue notwithstanding the occurrence of an event set forth in clause (i) or (ii) of this paragraph 1B:

                  i.       In the event of Carl's death; or

                  ii. In the event of a material breach of Carl's obligations hereunder, provided that such breach is not cured within thirty (30) days after Carl receives written notice thereof from LOL.

2.       Payment.

         A. As consideration for the termination of the Employment Agreement and Carl's forfeiture of all compensation, benefits and other rights thereunder, LOL shall make monthly payments in arrears to Carl in the amount of eight thousand three hundred thirty-three dollars and thirty-three cents ($8,333.33) per month during the Term of this Agreement.

         B. As consideration for the non-compete covenant set forth in paragraph 3, LOL shall make monthly payments in arrears to Carl in the amount of twenty thousand eight hundred thirty-three dollars and thirty-four cents ($20,833.34) per month during the Term of this Agreement.

3.       Non-Compete Covenant.

         A. Carl agrees that he will not, anywhere within the United States, directly or indirectly own, manage, operate, control, participate in, or be connected in any manner with the ownership, management, operation or control of any business which involves: producing, importing, distributing or marketing deli cheese or meat, dairy case cheese, foodservice cheese or meat; cheese trading; or producing, importing, distributing or marketing any other product or product group which is part of the business of LOL or any of its affiliates, including Company and its subsidiaries (all of which entities together with LOL shall be collectively referred to for purposes of this Agreement as "LOL Affiliates") at any time during the Term of this Agreement or was part of the business of LOL Affiliates during the two (2) years immediately preceding the effective date of this Agreement ("Effective Date"). Further, Carl agrees that he will not induce or attempt to persuade any agent, employee, or customer of one or more LOL Affiliates to terminate an existing employment, agency, or business relationship with any of LOL Affiliates in order to enter into any such relationship in competition with one or more LOL Affiliates. The duration of this non-compete covenant shall be the five-year period commencing on the Effective Date. The obligations of this paragraph 3 shall survive any termination of this Agreement prior to the expiration of the Term. THE AGREED UPON CONSIDERATION TO BE PAID TO CARL HEREUNDER HAS BEEN NEGOTIATED AND BARGAINED FOR, AND IS TO BE RECEIVED IN FULL SATISFACTION OF CARL'S OBLIGATIONS UNDER THIS AGREEMENT.

         B. Carl acknowledges that the non-competition provisions of this paragraph 3 constitute a material inducement to LOL to enter into this Agreement, and LOL will be relying on the enforceability of the non-competition provisions of this paragraph 3 in performing LOL's obligations under this Agreement. Any reformation by any court of the scope, duration or other terms of this non-compete covenant shall result in an appropriate and equitable reformation of LOL's payment obligations under this Agreement.

         C. The foregoing non-competition provision shall not preclude Carl from owning less than two percent (2%) of any company, the stock of which is traded on any national or regional exchange or any established over-the-counter trading market, nor shall it preclude Carl from having any direct or indirect interest in any wholesale foodservice business or retail grocery or foodservice business or any restaurant to which LOL may consent in writing, which consent shall not be unreasonably withheld.

4. Confidential Information. Carl shall carefully guard and keep secret all trade secrets and confidential information concerning the business and affairs of LOL Affiliates ("Confidential Information"). Further, Carl shall not, at any time, whether during the Term of this Agreement or at a later time, directly or indirectly, disclose such Confidential Information to any person, firm, or corporation or other third party or use the same in any way unless he first secures the prior written consent of LOL. Carl acknowledges and agrees that the Confidential Information constitutes a unique and valuable asset of LOL acquired at great time and expense by LOL and its predecessors, and that any disclosure or use of the Confidential Information by Carl would be wrongful and would cause irreparable harm to LOL. During the term of this Agreement and at all times thereafter, Carl shall refrain from any acts or omissions that would materially reduce the value of the Confidential Information to LOL.

         In the event Carl becomes legally compelled to disclose any Confidential Information, Carl shall provide LOL with notice as soon as reasonably practicable so that LOL may seek a protective order or other appropriate remedy. If a protective order or other remedy is not obtained by LOL, Carl shall only furnish that portion of the Confidential Information which is legally required and shall exercise his best efforts to obtain a protective order or other reasonable assurance that LOL's Confidential Information shall be accorded confidential treatment. The foregoing obligations of this paragraph 4 shall survive the termination of this Agreement.

         The provisions of this paragraph 4 shall not apply to the following information:

               Information that was publicly available at the time Carl acquires it from LOL Affiliates;

               Information that subsequently becomes publicly available other than by Carl's breach of this Agreement;

               Information that was rightfully acquired by Carl from a source other than LOL Affiliates, their directors, employees, agents, or representatives, provided that such source is not, to the best of Carl's knowledge, prohibited from transmitting such information to Carl pursuant to any contractual, fiduciary, or legal obligation;

               Information that was independently developed by Carl without the use of the Confidential Information, as evidenced by written documentation; or

               Information as generally disclosed by LOL to third parties without similar obligations of confidentiality.

5. Return of Company Property. Carl represents and warrants that he has, as of the date of this Agreement, returned to Company all of Company's property, including, without limitation, all files, papers, and records of every kind, and any and all copies thereof, in Carl's possession or used by Carl in the performance of his employment by Company.

6. Indemnification and Release. Carl shall indemnify, defend, and hold harmless all LOL Affiliates and their respective directors, officers, members, employees, agents, representatives and consultants from and against any and all claims, demands, actions, causes of action, penalties, fines, damages, losses, liabilities, costs, and expenses (including, without limitation, court costs and reasonable fees of attorneys and other professionals) relating to, arising out of, or in any way connected with the breach of any of the terms of this Agreement by Carl. LOL shall indemnify, defend, and hold harmless Carl from and against any and all claims, demands, actions, causes of action, penalties, fines, damages, losses, liabilities, costs, and expenses (including, without limitation, court costs and reasonable fees of attorneys and other professionals) relating to, arising out of, or in any way connected with the breach of any of the terms of this Agreement by LOL. Carl hereby releases all LOL Affiliates, their officers, directors and members, from any and all claims and causes of action now existing or hereinafter arising that result from his being an officer, director, employee or shareholder of Company or any of its subsidiaries, provided that nothing stated herein shall affect his rights to indemnification as referenced in section 7.01 of the Merger Agreement. The foregoing obligations of this paragraph 6 shall survive the termination of this Agreement.

7. Notices. Any notices required hereunder shall be deemed to have been properly given if a written notice has been delivered to the party to whom notice is required to be given ("Addressee") by either (a) hand-delivering such notice to Addressee; or (b) enclosing such notice in a sealed envelope and sending it by certified mail, return receipt requested, postage prepaid, to Addressee at Addressee's address shown below, or at such other address as Addressee may hereafter designate in writing to the other party:

         Carl Wolf                            Land O'Lakes, Inc.
         627 Inwood Lane                      (i) if by personal delivery:
         South Orange, NJ 07079               4001 Lexington Avenue N.
                                              Arden Hills, MN 55126-2998
                                              Attention:  President

                                              (ii) if by mail:
                                              P.O. Box 64101
                                              St. Paul, MN 55164-0101
                                              Attention:  President

           With a copy to:                    Faegre & Benson LLP
                                              2200 Norwest Center
                                              90 South Seventh Street
                                              Minneapolis, MN 55402-3901
                                              Attention:  Philip S. Garon

8. Construction. Whenever possible, each provision of this Agreement shall be interpreted so that it is valid under applicable law. If any provision of this Agreement is to any extent found to be invalid, illegal or unenforceable in any respect under applicable law, that provision shall still be effective to the extent it remains valid, and the remainder of this Agreement also will continue to be valid. If any restriction contained in this Agreement is found to be too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be construed or re-written so as to be enforceable to the maximum extent permitted by law

9. Waiver. None of the provisions of this Agreement shall be considered waived by either party hereto unless the waiver is given in writing to the other party. A written waiver shall operate only as to the specific term or condition waived, and no written waiver shall be deemed to be a continuing waiver unless specifically stated to be continuing in effect.

10. Assignment. Carl may not assign, delegate, or transfer this Agreement or any of his rights or obligations hereunder without the prior written consent of LOL.

11. Headings. Titles and headings in this Agreement are for the convenience of reference only and do not form a part of this Agreement and shall in no way affect the interpretation hereof.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

13. Advice of Counsel. No party, representative, or counsel for either party has acted as counsel for the other party with respect hereto. Each party represents that such party has sought and obtained any legal advice deemed necessary prior to entering into this Agreement. Each party hereto has had the opportunity to fully negotiate the terms hereof and to modify the draftsmanship of this Agreement. Therefore, the terms of this Agreement shall be construed and interpreted without any presumption, inference, or rule requiring construction or interpretation against the party causing this Agreement to be drafted. No party or representative for such party shall act or be deemed to act as legal counsel or representative for the other party.

14. Entire Agreement. This writing constitutes the entire understanding of LOL and Carl and supersedes all previous agreements or negotiations with respect to the subject matter hereof. No modification, alteration, or change in the terms hereof shall be effective unless made in writing and signed by both LOL and Carl.

15. No Adequate Remedy. Carl agrees and understands that a breach by him of any provision of this Agreement may cause LOL irreparable injury and damage which cannot be reasonably and adequately compensated by damages at law. Carl therefore agrees that LOL shall be entitled, in addition to any other remedies legally available, to injunctive and/or other equitable relief to prevent a breach of this Agreement or any part hereof, and reasonable attorneys' fees enforcing this Agreement.

16. Termination of Employment Agreement. The parties specifically and mutually agree that the Employment Agreement is terminated effective immediately, and that neither party hereto has any liability or obligation whatsoever to the other under the terms of the Employment Agreement. In consideration of the payments provided by LOL to Carl hereunder, Carl releases Company, LOL and Acquisition from any and all claims or liabilities arising under the Employment Agreement and forfeits all rights he may have, including but not limited to rights to compensation and benefits, under the Employment Agreement.

17. Authorization. LOL represents and warrants that the execution, delivery and performance of this Agreement has been duly authorized.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                             LAND O'LAKES, INC.


__________________________________           By _______________________________
CARL WOLF
                                             Its ______________________________

                                                                       Exhibit C

                              NON-COMPETE AGREEMENT

         THIS AGREEMENT is made and entered into this ____ day of _________, 199__ by and between Land O'Lakes, Inc., a Minnesota cooperative corporation with its principal place of business at 4001 Lexington Avenue North, Arden Hills, Minnesota 55126 (hereinafter referred to as "LOL"), and Marion Wolf, an individual residing at 627 Inwood Land, South Orange, New Jersey 07079 (hereinafter referred to as "Marion").

         WHEREAS, LOL, Alpine Lace Brands, Inc., a Delaware corporation ("Company"), and AVV Inc., a Delaware corporation and a wholly-owned subsidiary of LOL ("Acquisition"), have entered into an Agreement and Plan of Merger dated as of October 1, 1997 (the "Merger Agreement"), pursuant to which Acquisition shall merge with and into the Company and the existing stockholders of Company shall exchange their shares of capital stock of Company for cash; for purposes of this Agreement, the transactions contemplated by the Merger Agreement shall be referred to as "the Merger;"

         WHEREAS, pursuant to the Merger Agreement, the execution and delivery of this Agreement is a condition precedent to LOL's obligation to consummate the Merger;

         WHEREAS,  Marion  co-founded  Company and was actively  involved in the
creation  and   implementation  of  Company's  Branded  Products  and  Company's
marketing strategies;

         WHEREAS, Marion has served as Vice-President, Food Service Division, of Company; and

         WHEREAS, Marion's efforts have been a significant factor in Company's current name recognition and national prominence;

         WHEREAS, LOL believes that Marion has the capability of using her knowledge and skill to create a business enterprise which might be able to effectively compete with LOL with respect to the business which LOL is acquiring from Company;

         WHEREAS, Marion and Company are parties to an employment agreement dated January 4, 1993 ("Employment Agreement"), which LOL wishes to have terminated;

         WHEREAS, LOL is willing to provide the payments described herein in consideration of Marion's non-compete covenant and the termination of Marion's Employment Agreement and Marion's forfeiture of all compensation, benefits and other rights thereunder;

         NOW, THEREFORE, in consideration of the premises and the respective covenants and commitments of LOL and Marion set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LOL and Marion agree as follows:

1.       Term and Termination.

          A. Term. This Agreement shall have a term of five (5) years commencing on the effective date of the Merger (hereinafter referred to as the "Term").

          B. Termination. Except as otherwise specifically provided herein, this Agreement and the rights and obligations of LOL and Marion hereunder shall terminate immediately upon the occurrence of any of the following events , provided, however, that the payment obligations of LOL under paragraph 2A. (but not under 2B.) of this Agreement shall continue notwithstanding the occurrence of an event set forth in clause (i) or (ii) of this paragraph 1B:

                  i.       In the event of Marion's death; or

                  ii. In the event of a material breach of Marion's obligations hereunder, provided that such breach is not cured within thirty (30) days after Marion receives written notice thereof from LOL.

2.       Payment.

          A. As consideration for the termination of the Employment Agreement and Marion's forfeiture of all compensation, benefits and other rights thereunder, LOL shall make monthly payments in arrears to Marion in the amount of two thousand five hundred dollars ($2,500) per month during the Term of this Agreement.

          B. As consideration for the non-compete covenant set forth in paragraph 3, LOL shall make monthly payments in arrears to Marion in the amount of ten thousand dollars ($10,000) per month during the Term of this Agreement.

3.       Non-Compete Covenant.

          A. Marion agrees that she will not, anywhere within the United States, directly or indirectly own, manage, operate, control, participate in, or be connected in any manner with the ownership, management, operation or control of any business which involves: producing, importing, distributing or marketing deli cheese or meat, dairy case cheese, foodservice cheese or meat; cheese trading; or producing, importing, distributing or marketing any other product or product group which is part of the business of LOL or any of its affiliates, including Company and its subsidiaries (all of which entities together with LOL shall be collectively referred to for purposes of this Agreement as "LOL Affiliates") at any time during the Term of this Agreement or was part of the business of LOL Affiliates during the two (2) years immediately preceding the effective date of this Agreement
               ("Effective Date"). The parties specifically agree that the business relationships described in Exhibit A do not constitute a violation of this covenant. Further, Marion agrees that she will not induce or attempt to persuade any agent, employee, or customer of one or more LOL Affiliates to terminate an existing employment, agency, or business relationship with any of LOL Affiliates in order to enter into any such relationship in competition with one or more LOL Affiliates. The duration of this non-compete covenant shall be the five-year period commencing on the Effective Date. The obligations of this paragraph 3 shall survive any termination of this Agreement prior to the expiration of the Term. THE AGREED UPON CONSIDERATION TO BE PAID TO MARION HEREUNDER HAS BEEN NEGOTIATED AND BARGAINED FOR, AND IS TO BE RECEIVED IN FULL SATISFACTION OF MARION'S OBLIGATIONS UNDER THIS AGREEMENT.

          B. Marion acknowledges that the non-competition provisions of this paragraph 3 constitute a material inducement to LOL to enter into this Agreement, and LOL will be relying on the enforceability of the non- competition provisions of this paragraph 3 in performing LOL's obligations under this Agreement. Any reformation by any court of the scope, duration or other terms of this non-compete covenant shall result in an appropriate and equitable reformation of LOL's payment obligations under this Agreement.

          C. The foregoing non-competition provision shall not preclude Marion from owning less than two percent (2%) of any company, the stock of which is traded on any national or regional exchange or any established over-the-counter trading market, nor shall it preclude Marion from having any direct or indirect interest in any wholesale foodservice business or retail grocery or foodservice business to which LOL may consent in writing.

4. Confidential Information. Marion shall carefully guard and keep secret all trade secrets and confidential information concerning the business and affairs of LOL Affiliates ("Confidential Information"). Further, Marion shall not, at any time, whether during the Term of this Agreement or at a later time, directly or indirectly, disclose such Confidential Information to any person, firm, or corporation or other third party or use the same in any way, unless she first secures the prior written consent of LOL. Marion acknowledges and agrees that the Confidential Information constitutes a unique and valuable asset of LOL acquired at great time and expense by LOL and its predecessors, and that any disclosure or use of the Confidential Information by Marion would be wrongful and would cause irreparable harm to LOL. During the term of this Agreement and at all times thereafter, Marion shall refrain from any acts or omissions that would materially reduce the value of the Confidential Information to LOL.

         In the event Marion becomes legally compelled to disclose any Confidential Information, Marion shall provide LOL with notice as soon as reasonably practicable so that LOL may seek a protective order or other appropriate remedy. If a protective order or other remedy is not obtained by LOL, Marion shall only furnish that portion of the Confidential Information which is legally required and shall exercise her best efforts to obtain a protective order or other reasonable assurance that Confidential Information shall be accorded confidential treatment. The foregoing obligations of this paragraph 4 shall survive the termination of this Agreement.

         The provisions of this paragraph 4 shall not apply to the following information:

          o Information that was publicly available at the time Marion acquires it from LOL Affiliates;

          o Information that subsequently becomes publicly available other than by Marion's breach of this Agreement;

          o Information that was rightfully acquired by Marion from a source other than LOL Affiliates, their directors, employees, agents, or representatives, provided that such source is not, to the best of Marion's knowledge, prohibited from
               transmitting   such   information  to  Marion   pursuant  to any
               contractual, fiduciary, or legal obligation;

          o Information that was independently developed by Marion without the use of the Confidential Information, as evidenced by written documentation; or

          o Information as generally disclosed by LOL to third parties without similar obligations of confidentiality.

5. Return of Company Property. Marion represents and warrants that she has, as of the date of this Agreement, returned to Company all of Company's property, including, without limitation, all files, papers, and records of every kind, and any and all copies thereof, in Marion's possession or used by Marion in the performance of her employment by Company.

6. Indemnification and Release. Marion shall indemnify, defend, and hold harmless all LOL Affiliates and their respective directors, officers, members, employees, agents, representatives and consultants from and against any and all claims, demands, actions, causes of action, penalties, fines, damages, losses, liabilities, costs, and expenses (including, without limitation, court costs and reasonable fees of attorneys and other professionals) relating to, arising out of, or in any way connected with the breach of any of the terms of this Agreement by Marion. LOL shall indemnify, defend, and hold harmless Marion from and against any and all claims, demands, actions, causes of action, penalties, fines, damages, losses, liabilities, costs, and expenses (including, without limitation, court costs and reasonable fees of attorneys and other professionals) relating to, arising out of, or in any way connected with the breach of any of the terms of this Agreement by LOL. Marion hereby releases all LOL Affiliates, their officers, directors and members, from any and all claims and causes of action now existing or hereinafter arising that result from her being an officer, director, employee or shareholder of Company or any of its subsidiaries, provided that nothing stated herein shall affect her rights to indemnification as referenced in section 7.01 of the Merger Agreement. The foregoing obligations of this paragraph 6 shall survive the termination of this Agreement.

7. Notices. Any notices required hereunder shall be deemed to have been properly given if a written notice has been delivered to the party to whom notice is required to be given ("Addressee") by either (a) hand-delivering such notice to Addressee; or (b) enclosing such notice in a sealed envelope and sending it by certified mail, return receipt requested, postage prepaid, to Addressee at Addressee's address shown below, or at such other address as Addressee may hereafter designate in writing to the other party:

   Marion Wolf                                      Land O'Lakes, Inc.
   627 Inwood Lane                                  (i) if by personal delivery:
   South Orange, NJ 07079                           4001 Lexington Avenue N.
                                                    Arden Hills, MN 55126-2998
                                                    Attention:  President

                                                    (ii) if by mail:
                                                    P.O. Box 64101
                                                    St. Paul, MN 55164-0101
                                                    Attention:  President

                          With a copy to:           Faegre & Benson LLP
                                                    2200 Norwest Center
                                                    90 South Seventh Street
                                                    Minneapolis, MN 55402-3901
                                                    Attention:  Philip S. Garon

8. Construction. Whenever possible, each provision of this Agreement shall be interpreted so that it is valid under applicable law. If any provision of this Agreement is to any extent found to be invalid, illegal or unenforceable in any respect under applicable law, that provision shall still be effective to the extent it remains valid, and the remainder of this Agreement also will continue to be valid. If any restriction contained in this Agreement is found to be too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be construed or re-written so as to be enforceable to the maximum extent permitted by law.

9. Waiver. None of the provisions of this Agreement shall be considered waived by either party hereto unless the waiver is given in writing to the other party. A written waiver shall operate only as to the specific term or condition waived, and no written waiver shall be deemed to be a continuing waiver unless specifically stated to be continuing in effect.

10.      Assignment.   Marion  may  not  assign,  delegate,  or  transfer  this
         Agreement or any of her rights or obligations hereunder without the prior written consent of LOL.

11.      Headings.   Titles  and  headings  in  this   Agreement  are  for  the
         convenience of reference only and do not form a part of this Agreement and shall in no way affect the interpretation hereof.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

13. Advice of Counsel. No party, representative, or counsel for either party has acted as counsel for the other party with respect hereto. Each party represents that such party has sought and obtained any legal advice deemed necessary prior to entering into this Agreement. Each party hereto has had the opportunity to fully negotiate the terms hereof and to modify the draftsmanship of this Agreement. Therefore, the terms of this Agreement shall be construed and interpreted without any presumption, inference, or rule requiring construction or interpretation against the party causing this Agreement to be drafted. No party or representative for such party shall act or be deemed to act as legal counsel or representative for the other party.

14. Entire Agreement. This writing constitutes the entire understanding of LOL and Marion and supersedes all previous agreements or negotiations with respect to the subject matter hereof. No modification, alteration, or change in the terms hereof shall be effective unless made in writing and signed by both LOL and Marion.

15. No Adequate Remedy. Marion agrees and understands that a breach by her of any provision of this Agreement may cause LOL irreparable injury and damage which cannot be reasonably and adequately compensated by damages at law. Marion therefore agrees that LOL shall be entitled, in addition to any other remedies legally available, to injunctive and/or other equitable relief to prevent a breach of this Agreement or any part hereof, and reasonable attorneys' fees enforcing this Agreement.

16. Termination of Employment Agreement. The parties specifically and mutually agree that the Employment Agreement is terminated effective immediately, and that neither party hereto has any liability or obligation whatsoever to the other under the terms of the Employment Agreement. In consideration of the payments provided by LOL to Marion hereunder, Marion releases Company, LOL and Acquisition from any and all claims or liabilities arising under the Employment Agreement and forfeits all rights she may have, including but not limited to rights to compensation and benefits, under the Employment Agreement.

17.      Authorization.   LOL  represents  and  warrants  that  the  execution,
         delivery and performance of this Agreement has been duly authorized.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                                   LAND O'LAKES, INC.


____________________________________               By __________________________
MARION WOLF
                                                     Its _______________________

                                    EXHIBIT A


         Marion Wolf may continue the business of Market Finders Brokerage, Inc. ("MFBI") only to the following extent:

         1. MFBI may continue to receive commissions from Merkert Enterprises based on the business it does with MFBI pursuant to an existing agreement, as described in Schedule 6.01(y) to the Merger Agreement, provided that nothing herein stated shall limit the right of the Company to terminate its relationship with such broker and thereby terminate the commissions MFBI may otherwise receive from such broker.

         2. MFBI may continue to purchase the products listed in Schedule 1 from the countries set forth beside the names of such products in quantities per calendar year not to exceed those set forth beside the lists of such products listed in Schedule 1 pursuant to the import licenses described in Schedule 1 or any annual renewals of such import licenses.

                                                                      Schedule 1

                                                       Control Number:  13475

                          Date of Issue: March 11, 1997

IMPORTER NAME/ADDRESS

Marion Wolf
Market Finders Brokers, Inc.
637 Inwood Lane
South Orange, NJ  07079

The Firm named herein is responsible for the conditions set forth at the end of this license.

The following licenses are valid beginning January 01, 1997 and will expire at midnight on December 31, 1997 unless revoked prior thereto.

================================================================================
License       HTS-Note       Country      Commodity           License      Fee
Number        Number           of           Name              Amount       Paid
                             Origin      Description          Kilos
--------------------------------------------------------------------------------
1-A-643-7     Note 19         N Zeal     American-OT-CHD       4,535
--------------------------------------------------------------------------------
1-C-105-7     Note 18         EEC        Cheddar               4,764
--------------------------------------------------------------------------------
1-6-297-7     Note 6          N Zeal     Butter                  542
--------------------------------------------------------------------------------
1-SU-691-7    Note 25         EEC        Swiss/Emmenthaler     4,574
--------------------------------------------------------------------------------
2-OT-25A-7    Note 16         EEC        Other Cheese-NSPF    38,000
--------------------------------------------------------------------------------
2-OT-465-7    Note 16         Canada     Other Cheese-NSPF     9,500
--------------------------------------------------------------------------------
2-SU-509-7    Note 14         ANY        Butter Substitutes   57,000
================================================================================

In accordance with Section 6.33 (7 CFR Part 6) of the import regulations, a fee will be charged with each license issued to a person or firm by the Department of Agriculture for costs incurred for administering the licensing system.

The fee for 1997 is $103.00 per license. Please remit the balance owed of $721.00 no later than May 1. Fee payments should be made by certified check or money order only, and made payable to the Treasurer of the United States. Payments should be mailed to the Dairy Import Licensing Group.

                                                                     Exhibit D-1


     SUBSTANCE OF OPINION OF THUY-NGA T. VO COUNSEL TO BUYER AND ACQUISITION

         To the best of my knowledge after due inquiry, neither the execution and delivery of the Agreement by Buyer and Acquisition, nor the consummation by Buyer and Acquisition of the transactions contemplated thereby, will result in a breach of or constitute a default or an event which, with the passage of time or the giving of notice, or both, would constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, require the consent of any third party (except the filing required and the expiration or termination of the applicable waiting periods under the HSR Act, which have occurred on or prior to the date of this Agreement) or result in the creation of any lien on the assets of Buyer or Acquisition under, any material contract or agreement to which Buyer or Acquisition is a party or by which either of them or any of the material properties or assets of either may be bound, except those that would not, individually or in the aggregate, have a material adverse effect on Buyer and its subsidiaries, taken as a whole.

         In rendering the foregoing opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, as to matters of fact, upon certificates of government officials and of any officer or officers of the Buyer and Acquisition. Counsel may also assume the authenticity of all documents represented to such counsel to be originals, the conformity to original documents of all copies of documents submitted to such counsel, the accuracy and completeness of all corporate records made available to such counsel by Buyer and Acquisition and their agents and the genuineness of all signatures not executed in such counsel's presence.

                                                                     Exhibit D-2

    SUBSTANCE OF OPINION OF FAEGRE & BENSON LLP, SPECIAL COUNSEL TO BUYER AND
                                   ACQUISITION

         (i) Each of Buyer and Acquisition is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation;

         (ii)  Each of  Buyer  and  Acquisition  has  the  corporate  power  and
authority  to  execute  and  deliver  the  Agreement   and  to  consummate   the
transactions contemplated thereby; and the execution and delivery of the Agreement, the consummation of the transactions contemplated thereby, and the execution and filing of the Certificate of Merger have been duly authorized by all requisite corporate action on the part of Buyer and Acquisition, respectively;

         (iii) The Agreement has been duly executed and delivered by each of Buyer and Acquisition, and (assuming the valid authorization, execution and delivery of the Agreement by the Company) is the legal, valid and binding agreement of Buyer and Acquisition enforceable against Buyer and Acquisition in accordance with its terms, except (A) as such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights, and (B) that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefor may be brought;

         (iv) Neither the execution and delivery of the Agreement by Buyer and Acquisition, nor the consummation by Buyer and Acquisition of the transactions contemplated thereby, will conflict with or result in a breach of the Articles of Incorporation or By-Laws, as currently in effect, of Buyer or the Certificate of Incorporation or By-Laws, as currently in effect, of Acquisition;

         (v) Neither the execution and delivery of the Agreement by Buyer or Acquisition, nor the consummation by Buyer or Acquisition of the transactions contemplated thereby, are being challenged by or are the subject of any pending or, to the best of our knowledge after due inquiry, threatened litigation or governmental investigation or proceeding (except those in which the Company is a plaintiff directly or derivatively) or, to the best of our knowledge after due inquiry, will violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or Acquisition or any of their properties or assets;

         (vi) Assuming all applicable requirements of the HSR Act have been complied with, no consent, approval, authorization or order of, or any registration, declaration or filing with, any federal, Minnesota or Delaware state governmental department, commission, board, bureau, agency or instrumentality is required for the execution and delivery by Buyer or Acquisition of, or the consummation by Buyer or Acquisition of the transactions contemplated by, the Agreement, except such consents, approvals, authorizations, orders, registrations, declarations or filings as have been obtained or made and are in full force and effect and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; and

         (vii) Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the Merger will be effective in accordance with the terms and provisions of the Agreement, the Certificate of Merger and the laws of the State of Delaware.

         In rendering the foregoing opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, as to matters of fact, upon certificates of government officials and of any officer or officers of the Buyer and Acquisition. Counsel may also assume the authenticity of all documents represented to such counsel to be originals, the conformity to original documents of all copies of documents submitted to such counsel, the accuracy and completeness of all corporate records made available to such counsel by Buyer and Acquisition and their agents and the genuineness of all signatures not executed in such counsel's presence.


                                        2